As filed with the Securities and Exchange Commission on October 26, 2009
Registration No. 333- 162302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPARTA COMMERCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	6199	30-0298178
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

462 Seventh Avenue
20th Floor
New York, New York 10018
(212) 239-2666
(Address and telephone number of registrant’s principal executive offices)

Anthony L. Havens
President and Chief Executive Officer
Sparta Commercial Services, Inc.
462 Seventh Avenue
20th Floor
New York, New York 10018
(212) 239-2666
(Name, address and telephone number of agent for service)

Copy to:

Colin K. Harley, Esq. Harley & Deickler LLP 392 Rail Tree Hill Road Woodbury, Connecticut 06798 Telephone: (203) 263-2476 Fax: (203) 263-2477	Ira I. Roxland, Esq. Stephen T. Whelan, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 768-6700 Fax: (212) 768-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	13,500,000 shares	$0.06625	$894,375	$49.91	(3)
(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

(3)	Amount of registration fee paid on October 2, 2009.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 26, 2009

Preliminary Prospectus

SPARTA COMMERCIAL SERVICES, INC.

13,500,000 shares of Common Stock

_______________________

This prospectus relates to the offer and sale from time to time of up to 13,500,000 shares of our common stock by the person identified in this prospectus as the “selling stockholder.” Such shares are issuable upon exercise of a warrant held by the selling stockholder. We are registering these shares as required by the terms of a Preferred Stock Purchase Agreement between the selling stockholder and us. Such registration does not mean that the selling stockholder will actually offer or sell any of these shares. We will receive no proceeds from the sale of any of these shares by the selling stockholder.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SRCO.” The last price of our common stock on October 22, 2009 was $0.06 per share.

This investment involves risks. You should refer to the discussion of risk factors, beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

, 2009

You should rely only on the information contained in this prospectus. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in this prospectus. This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Words such as “will,” “may,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘approximates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘intends’’ and ‘‘hopes’’ and variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. These risks and uncertainties include those set forth in this prospectus under the section entitled ‘‘Risk Factors.’’ Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, might not occur.

- i -

PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you in making a decision to acquire our securities. For a more complete understanding of our company, you should read the entire prospectus, including the section entitled “Risk Factors” commencing on page 4 and our financial statements and related notes commencing on page F-1.

OVERVIEW

Sparta Commercial Services, Inc. is a Nevada corporation. We are an independent financial services provider, offering consumer retail installment sales contracts and both consumer and commercial lease financing to the powersports industry.

Our principal business is to provide financing products, primarily to purchasers and lessees of new and used motorcycles, scooters, and utility all-terrain vehicles (ATVs) that meet our credit criteria and program parameters. Additionally, we offer commercial fleet leasing to dealers and owners of motorcycle rental fleets and provide, on both a direct and a pass through basis, commercial equipment leasing to municipalities, including, but not limited to, police motorcycles.

We have, and continue to develop, relationships with powersports dealers and manufacturers to provide our financing products to their customers. We also seek to expand our “Private Label” versions of our financing products to motorcycle, scooter, and all-terrain vehicle manufacturers and distributors to enable their dealers to assist their customers in acquiring the powersports vehicle of their choice.

Our offices are located at 462 Seventh Avenue, 20th Floor, New York, NY 10018, telephone number:  (212) 239-2666. We maintain a website at www.spartacommercial.com. The information on our website is not part of this prospectus.

RECENT DEVELOPMENTS

Preferred Stock Purchase Agreement

Effective July 29, 2009, we entered into a Preferred Stock Purchase Agreement with Optimus Capital Partners, LLC, an unaffiliated investment fund. Under the agreement, Optimus is committed to purchase up to $5,000,000 of our Series B Preferred Stock for a one year period. From time to time, we may send a notice requiring Optimus to purchase shares of our Series B Preferred Stock, subject to satisfaction of certain closing conditions. Optimus will not be obligated to purchase the Series B Preferred Stock (i) in the event the closing price of our common stock during the nine trading days following delivery of a purchase notice falls below 75% of the closing price on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in Optimus and its affiliates beneficially owning more than 9.99% of our common stock.

On the date of delivery of each purchase notice under the agreement, we will also issue to Optimus five-year warrants to purchase our common stock at an exercise price equal to the closing price of our common stock on the trading day prior to the delivery date of the notice. The number of shares issuable upon exercise of the warrant will be equal in value to 135% of the purchase price of the Series B Preferred Stock to be issued in respect of the related notice. Each warrant will be exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of common stock issuable upon exercise of such warrant becomes effective and (ii) the date that is six months after the issuance date of such warrant.

The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank senior to our common stock and any other class or series of preferred stock, and junior to all of our existing and future indebtedness. The Series B Preferred Stock accrue dividends at an annual rate of 10%. Accrued dividends are payable upon redemption of the Series B Preferred Stock. Our common stock may not be redeemed while Series B shares are outstanding. The certificate of designations of the Series B Preferred Stock provides that, without the approval of a majority of the Series B Preferred Stock, we cannot authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, liquidate, dissolve or wind-up our business and affairs, or effect certain fundamental corporate transactions, or otherwise alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon upon liquidation, including upon consummation of certain fundamental corporate transactions, dissolution, or winding up of our company. The Series B Preferred Stock is redeemable at our option on or after the fifth anniversary of the date of its issuance.

Purchase of Series B Preferred Stock

On August 14, 2009, pursuant to the terms of a notice delivered to Optimus under the Purchase Agreement, we issued 90 shares of Series B Preferred Stock to Optimus at a price per share of $10,000 and we received proceeds of $645,000 (net of fees payable to Optimus, including a one-time commitment fee of $250,000). In addition, we issued to Optimus a warrant to purchase up to 13,500,000 shares of our common stock at an exercise price of $0.09 per share. On September 10, 2009, the warrant was transferred to Optimus CG II, Ltd. The shares of common stock issuable upon exercise of the warrant have been registered for resale pursuant to the registration statement of which this prospectus forms a part.

Conversion of Notes

In July, August and September 2009, we, at our option, converted approximately $4,001,859 aggregate principal amount of our outstanding 6%, 6.5%, 8%, 9% and 10% notes and convertible promissory notes and accrued interest thereon held by our existing stockholders into an aggregate of 126,669,113 shares of our common stock. No commissions were paid in connection with such conversions. As a result of such conversions, our shareholder equity increased by approximately $4,450,324.

Sale of Common Stock

During September 2009, we sold 1,409,869 shares of common stock and three-year warrants to purchase 1,409,869 shares of common stock at an exercise price of $0.15 per share. These securities were sold to three accredited investors for an aggregate purchase price of $70,000.

Increase in Authorized Shares

On September 21, 2009, our Articles of Incorporation were amended to increase the authorized number of shares of our common stock from 340,000,000 to 750,000,000.

THE OFFERING

Common stock offered for sale by the selling stockholder	13,500,000 shares (1)

Common stock to be outstanding after this offering	334,535,106 shares (1)(2)

(1)	Reflects shares issuable upon the exercise of an outstanding warrant held by the selling stockholder.

(2)
Based upon our issued and outstanding shares of common stock as of October 15, 2009. This number excludes: 80,125 shares of common stock issuable upon conversion of 125 shares of Series A Redeemable Preferred Stock; approximately 51,000,000 shares of common stock issuable upon conversion of notes and convertible notes and accrued interest thereon in the aggregate principal amount of $1,933,000; 5,925,000 shares of common stock issuable upon exercise of outstanding options; and 34,355,813 shares of common stock issuable upon exercise of outstanding warrants. An additional 7,450,000 shares of common stock are reserved for future grants under our stock option plans.

RISK FACTORS

You should carefully consider the following factors, as well as other information appearing elsewhere in this prospectus, before you decide whether to purchase any of our common stock offered in this prospectus.

Risks Related to Our Financial Results

We have a history of operating losses.

Through our fiscal year ended April 30, 2009, we have generated cumulative sales revenues of $3,297,271, have incurred significant expenses, and have sustained significant losses. Our net loss for the year ended April 30, 2009 was $4,921,846 (after $1,794,610 in non-cash charges). As of April 30, 2009, we had a deficit net worth of $6,126,410.

Through our fiscal quarter ended July 31, 2009, we have generated cumulative sales revenues of $3,514,075, have incurred significant expenses, and have sustained significant losses. Our net loss for the quarter ended July 31, 2009 was $994,456 (after $353,908 in non-cash charges). As of July 31, 2009, we had a deficit net worth of $2,598,043.

We have entered into credit lines with institutional lenders, which have acquired preferences and rights senior to those of our capital stock and placed restrictions on the payment of dividends.

In July 2005, we entered into a secured senior credit facility with New World Lease Funding for a revolving line of credit. New World received a security interest in substantially all of our assets with seniority over the rights of the holders of our preferred stock and our common stock. Until the security interests are released, those assets will not be available to us to secure future indebtedness. Presently, New World is not extending new loans to us. As of July 31, 2009, we owed an aggregate of $3,022,218 (which is secured by $3,439,424 of consumer Retail Installment Sales Contracts and Leases and $271,650 of restricted cash) to New World. In granting the credit line, New World also required that we meet certain financial criteria in order to pay dividends on any of our preferred shares and common shares. We may not be able to repay our outstanding indebtedness under the credit line.

In December 2008, our wholly owned special purpose subsidiary, Sparta Funding LLC, entered into an agreement for a secured credit facility with DZ Bank. The DZ Bank facility requires, among other things, that we have a minimum tangible net worth of $2,000,000 (plus (i) 50% of the aggregate amount of our consolidated net income since December 19, 2008 and (ii) 90% of the net proceeds (net capital less expenses and distributions) of any new equity contributions we raise after December 19, 2008, including any subordinated debt) before Sparta Funding can draw upon that credit facility for the purchase of consumer retail installment sales contracts from our authorized and private label dealers and the purchase of vehicles for lease to customers of our authorized and private label dealers. In addition to the tangible net worth, we must obtain commitments for $3,000,000 of additional capital (in the form of subordinated debt or other committed capital satisfactory to DZ Bank) to access the DZ Bank facility. We are engaged in discussions with potential investors regarding such commitments, but as of July 31, 2009, with the exception of the agreement with Optimus Capital Partners, no definitive agreements have been reached for such commitments, nor have we reached any agreement on potential terms of any such commitments. Unless and until we receive such commitments or DZ Bank waives such requirement, we will not be able to access the DZ Bank facility. If Sparta Funding is able to access the DZ Bank facility, all of the consumer retail and installment sales contracts, consumer leases and the underlying vehicles obtained through the use of the DZ Bank facility will be pledged as security therefor. If Sparta Funding is unable to repay its outstanding indebtedness under the DZ Bank facility, DZ Bank could foreclose on all of those pledged assets. If Sparta Funding is unable to access the DZ Bank facility or does not have sufficient cash flow to repay the DZ Bank facility, we will not be able to implement our business plan, which would have a material adverse effect on our future viability.

There can be no assurance that the funding available under the Purchase Agreement with Optimus Capital Partners will be sufficient to fund our working capital requirements or the requirements of DZ Bank.

Our business requires extensive amounts of capital and we will need to obtain additional financing in the near future.

Subject to meeting certain financial covenants described above, we have a one year, $25 million secured, revolving credit facility with DZ Bank (expiring on December 18, 2009, and extendable for one additional year at the option of DZ Bank), which allows us to borrow up to 80% of the value of a powersports vehicle, in the case of leased vehicles, or up to 80% of the amount financed by the ultimate purchaser in the case of vehicles which are financed, in each case subject to over-concentration and eligibility criteria. As a result, in order to expand our business, we need capital to support the portion of the value which is not financed by the senior lender. We generally refer to this portion as the “equity requirement” and the “sub-debt requirement”. Presently, we have very limited operating capital to fund the equity requirements for new financing transactions or to execute our business plan. In order to accomplish our business objectives, we expect that we will require substantial additional financing within a relatively short period. The lack of capital has made it difficult to offer the full line of financing products contemplated by our business plan. While we believe that if we obtain an additional $1 million financing and we obtain the required DZ Bank capital commitments, we will have sufficient capital resources to fund our working capital needs for the next twelve months, as our business grows, we may need to seek additional financing to fund such growth. To the extent that our revenues do not provide sufficient cash flow to cover such equity requirements and any reserves required under any additional credit facility, we may have to obtain additional financing to fund such requirements as may exist at that time. There can be no assurance that we will have sufficient capital or be able to secure additional credit facilities when needed. The failure to obtain additional funds, when required, on satisfactory terms and conditions, would have a material and adverse effect on our business, operating results and financial condition, and ultimately could result in the cessation of our business.

We are required to have our common stock traded on the OTC Bulletin Board or one of several other national markets for trading equity securities as a condition of selling Optimus shares of our Series B Preferred Stock. Therefore, if we are removed from the OTC Bulletin Board, we may not be able to require Optimus to purchase shares of our Series B Preferred Stock. This may also negatively affect our ability to access funds under the DZ Bank credit facility.

To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. Also, any new equity securities may have greater rights, preferences or privileges than our existing common stock. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, we will not be able to continue operations.

Our auditor’s opinion expresses doubt about our ability to continue as a “going concern”.

The independent auditor’s report on our April 30, 2009 financial statements state that our historical losses raise substantial doubts about our ability to continue as a going concern. We cannot assure you that we will be able to generate revenues or maintain any line of business that might prove to be profitable. Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining credit lines or loans from various financial institutions where possible. If we are unable to develop our business, we may have to discontinue operations or cease to exist, which would be detrimental to the value of our common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

Risks Related to Our Business

A significant number of customers may fail to perform under their loans or leases.

As a lender or lessor, one of the largest risks we face is the possibility that a significant number of customers will fail to pay their payments when due. If customers’ defaults cause losses in excess of our allowance for losses, it could have an adverse effect on our business, profitability and financial condition. If a borrower enters into bankruptcy, we may have no means of recourse. We have established an evaluation process designed to determine the adequacy of the allowance for losses. While this evaluation process uses historical and other objective information, the establishment of losses is dependent to a great extent on management’s experience and judgment. We cannot assure you that our loss reserves will be sufficient to absorb future losses or prevent a material adverse effect on our business, profitability or financial condition.

A variety of factors and economic forces may affect our operating results.

Our operating results may differ from current forecasts and projections significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include, without limitation, the receipt of revenues, which is difficult to forecast accurately, the rate of default on our loans and leases, the amount and timing of capital expenditures and other costs relating to the expansion of our operations, the introduction of new products or services by us or our competitors, borrowing costs, pricing changes in the industry, technical difficulties, general economic conditions and economic conditions specific to the motorcycle industry. The success of an investment in a consumer financing based venture is dependent, at least, in part, on extrinsic economic forces, including the supply of and demand for such services and the rate of default on the consumer retail installment contracts and consumer leases. No assurance can be given that we will be able to generate sufficient revenue to cover our cost of doing business. Furthermore, our revenues and results of operations will be subject to fluctuations based upon general economic conditions. Economic factors like unemployment, interest rates, the availability of credit generally, municipal government budget constraints affecting equipment purchases and leasing, the rate of inflation, and consumer perceptions of the economy may affect the rate of prepayment and defaults on customer leases and loans and the ability to sell or dispose of the related vehicles for an amount at least equal to their residual values which may have a material adverse effect on our business.

A material reduction in the interest rate spread could have a negative impact on our business and profitability.

A significant portion of our net income is expected to come from an interest rate spread, which is the difference between the interest rates paid by us on interest-bearing liabilities, and the interest rate we receive on interest-earning assets, such as loans and leases extended to customers. Interest rates are highly sensitive to many factors that are beyond our control, such as inflation, recession, global economic disruptions and unemployment. There is no assurance that our current level of interest rate spread will not decline in the future. Any material decline would have a material adverse effect on our business and profitability.

Failure to perfect a security interest could harm our business.

An ownership interest or security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by complying with certain procedures specific to the particular state. While we believe we have made all proper filings, we may not have a perfected lien or ownership interest in all of the vehicles we have financed. We may not have a validly perfected ownership interest and security interest, respectively, in some vehicles during the period of the loan. As a result, our ownership or security interest in these vehicles will not be perfected and our interest could be inferior to interests of other creditors or purchasers who have taken the steps described above. If such creditors or purchasers successfully did so, the affected vehicles would not be available to generate their expected cash flow, which would have a material adverse effect on our business.

Risks associated with leasing.

Our business is subject to the risks generally associated with the ownership and leasing of vehicles. A lessee may default in performance of its consumer lease obligations and we may be unable to enforce our remedies under a lease. As a result, certain of these customers may pose credit risks to us. Our inability to collect receivables due under a lease and our inability to profitably sell or re-lease off-lease vehicles could have a material adverse effect on our business, financial condition or results of operations.

Adverse changes in used vehicle prices may harm our business.

Significant increases in the inventory of vehicles may depress the prices at which we can sell or lease our inventory of used vehicles composed of off-lease and repossessed vehicles or may delay sales or leases. Factors that may affect the level of used vehicles inventory include consumer preferences, leasing programs offered by our competitors and seasonality. In addition, average used powersports vehicle prices have fluctuated in the past, and any softening in the used powersports vehicle market could cause our recovery rates on repossessed vehicles to decline below current levels. Lower recovery rates increase our credit losses and reduce the amount of cash flows we receive.

Our business is dependent on intellectual property rights and we may not be able to protect such rights successfully.

Our intellectual property, including our license agreements and other agreements, which establish our rights to proprietary intellectual property developed in connection with our credit decisioning and underwriting software system, iPLUS®, is of great value to our business operations. Infringement or misappropriation of our intellectual property could materially harm our business. We rely on a combination of trade secret, copyright, trademark, and other proprietary rights laws to protect our rights to this valuable intellectual property. Third parties may try to challenge our intellectual property rights. In addition, our business is subject to the risk of third parties infringing or circumventing our intellectual property rights. We may need to resort to litigation in the future to protect our intellectual property rights, which could result in substantial costs and diversion of resources. Our failure to protect our intellectual property rights could have a material adverse effect on our business and competitive position.

We face significant competition in the industry.

We compete with commercial banks, savings and loans, industrial thrifts, credit unions and consumer finance companies, including large consumer finance companies such as GE Capital. Many of these competitors have well developed infrastructure systems in place as well as greater financial and marketing resources than we have. Additionally, competitors may be able to provide financing on terms significantly more favorable than we can offer. Providers of motorcycle financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of terms offered and the quality of service provided to dealers and customers. We seek to compete predominantly on the basis of our high level of dealer service and strong dealer relationships, by offering flexible terms, and by offering both lease and loan options to customers with a broad range of credit profiles. Many of our competitors focus their efforts on different segments of the credit quality spectrum. While a number of our competitors have reduced their presence in the powersports financing industry because of industry specific factors and the current situation in the global credit markets, our business may be adversely affected if any of such competitors in any of our markets chooses to intensify its competition in the segment of the prime or sub-prime credit spectrum on which we focus or if dealers become unwilling to forward to us applications of prospective customers. To the extent that we are not able to compete effectively within our credit spectrum and to the extent that the intensity of competition causes the interest rates we charge to be lower, our results of operations can be adversely affected.

Our business is subject to various government regulations.

We are subject to numerous federal and state consumer protection laws and regulations and licensing requirements, which, among other things, may affect: (i) the interest rates, fees and other charges we impose; (ii) the terms and conditions of the contracts; (iii) the disclosures we must make to obligors; and (iv) the collection, repossession and foreclosure rights with respect to delinquent obligors. The extent and nature of such laws and regulations vary from state to state. Federal bankruptcy laws limit our ability to collect defaulted receivables from obligors who seek bankruptcy protection. Prospective changes in any such laws or the enactment of new laws may have an adverse effect on our business or the results of operations. Compliance with existing laws and regulations has not had a material adverse affect on our operations to date. We will need to periodically review our office practices in an effort to ensure such compliance, the failure of which may have a material adverse effect on our operations and our ability to conduct business activities.

We are controlled by current officers, directors and principal stockholders.

Our directors, executive officers and principal stockholders beneficially own approximately 22% of our common stock as of October 15, 2009. Accordingly, these persons and their respective affiliates have the ability to exert substantial control over the election of our Board of Directors and the outcome of issues submitted to our stockholders, including approval of mergers, sales of assets or other corporate transactions. In addition, such control could preclude any unsolicited acquisition of our company and could affect the price of our common stock and limit our ability to sell shares of our Series B Preferred Stock to Optimus Capital Partners, LLC.

We are subject to various securities-related requirements as a reporting company.

We may need to improve our reporting and internal controls and procedures. We have in the past submitted reports with the SEC after the original due date of such reports. If we fail to remain current on our reporting requirements, our common stock could be removed from quotation from the OTC Bulletin Board, which would limit the ability to sell our common stock.

We are dependent on our management and the loss of any officer could hinder our implementation of our business plan.

We are heavily dependent upon management, the loss of any one of whom could have a material adverse effect on our ability to implement our business plan. While we have entered into employment agreements with certain executive officers, including our Chief Executive Officer and Chief Operating Officer, employment agreements could be terminated for a variety of reasons. We do not presently carry key man insurance on the life of any employee. If, for some reason, the services of management, or of any member of management, were no longer available to us, our operations and proposed businesses and endeavors may be materially adversely affected. Any failure of management to implement and manage our business strategy may have a material adverse affect on us. There can be no assurance that our operating and financial control systems will be adequate to support our future operations. Furthermore, the inability to continue to upgrade the operating and financial control systems, the inability to recruit and hire necessary personnel or the emergence of unexpected expansion difficulties could have a material adverse effect on our business, financial condition or results of operations.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SRCO”. The following table sets forth, for the calendar periods indicated, the range of the high and low bid prices of our common stock, as reported by the OTCBB. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

	High		Low
Fiscal Year 2009:
First Quarter (May 1, 2008 - July 31, 2008)	$0.14		$0.07
Second Quarter (August 1, 2008 - October 31, 2008)	0.10		0.03
Third Quarter (November 1, 2008 - January 31, 2009)	0.09		0.02
Fourth Quarter (February 1, 2009 - April 30, 2009)	0.09		0.02

Fiscal Year 2008:
First Quarter (May 1, 2007 - July 31, 2007)	$0.10		$0.04
Second Quarter (August 1, 2007 - October 31, 2007)	0.10		0.04
Third Quarter (November 1, 2007 - January 31, 2008)	0.06	5	0.03
Fourth Quarter (February 1, 2008 - April 30, 2008)	0.16		0.04

The approximate number of holders of record of our common stock as of October 15, 2009 was 3,023, excluding stockholders holding common stock under nominee security position listings.

We have never declared any cash dividends on our common stock. Future cash dividends on the common stock, if any, will be at the discretion of our Board of Directors and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, including any restrictions pursuant to the terms of senior securities outstanding, and other factors that the Board of Directors may consider important. The Board of Directors does not intend to declare or pay cash dividends in the foreseeable future. It is the current policy to retain all earnings, if any, to support future growth and expansion.

In July 2005, we entered into a secured senior credit facility with New World Lease Funding for a revolving line of credit. In granting the credit line, New World required that we meet certain financial criteria in order to pay dividends on any of our preferred shares and common shares.

In December 2008, we, along with our wholly-owned affiliate, Sparta Funding LLC, a Delaware limited liability company (“Sparta Funding”), entered into a $25,000,000 committed through December 18, 2009, and extendable at the option of DZ Bank, secured credit facility with DZ Bank AG Deutsche Zentral–Genossenschaftsbank, Frankfurt am Main, New York Branch pursuant to a Revolving Credit Agreement. Under that agreement, we are restricted from paying dividends under certain circumstances.

As of August 31, 2009, we had outstanding 125 shares of Series A Redeemable Preferred Stock, $.001 par value. The Series A Redeemable Preferred Stock pays a 6% annual dividend which may be paid in cash or shares of common stock at our option. We have not, as of August 31, 2009, distributed any dividends, in cash or in shares of common stock. Upon conversion of the Series A Redeemable Preferred Stock shares, all accrued and unpaid dividends shall be “extinguished”.

As of August 31, 2009, we had outstanding 90 shares of Series B Preferred Stock. The Series B Preferred Stock accrues dividends at an annual rate of 10%. Accrued dividends are payable upon redemption of the Series B Preferred Stock in additional shares of Series B Preferred Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are an independent financial services provider, offering consumer retail installment sales contracts and both consumer and commercial lease financing to the powersports industry.

Our principal business is to provide financing products, primarily to purchasers and lessees of new and used motorcycles, scooters, and utility all-terrain vehicles (ATVs) that meet our credit criteria and program parameters. Additionally, we offer commercial fleet leasing to dealers and owners of motorcycle rental fleets and provide, on both a direct and a pass through basis, commercial equipment leasing to municipalities, including, but not limited to, police motorcycles.

We have, and continue to develop, relationships with powersports dealers and manufacturers to provide our financing products to their customers. We also seek to expand our “Private Label” versions of our financing products to motorcycle, scooter, and all-terrain vehicle manufacturers and distributors to enable their dealers to assist their customers in acquiring the powersports vehicle of their choice.

Results of Operations

Comparison of the Three Months Ended July 31, 2009 to the Three Months Ended July 31, 2008

For the three months ended July 31, 2009 and 2008, we have generated limited sales revenues, have incurred significant, but declining expenses, and have sustained significant, but declining losses. We believe we will continue to earn revenues from operations during the remainder of our fiscal year ending April 30, 2010.

Revenues

Revenues totaled $216,804 during the three months ended July 31, 2009 as compared to $394,919 during the three months ended July 31, 2008. Current period revenue was comprised primarily of $138,865 in interest income from RISC Loans, $53,068 in lease revenue, and $24,870 in other income. For the three months ended July 31, 2008, revenues were comprised primarily of $89,694 in lease revenue, $204,044 in interest income from RISC loans, $85,690 in recovery of prior year’s expenses, $5,415 in other income, and $10,077 in gain on sale of vehicles.

Costs and Expenses

General and administrative expenses were $592,197 during the three months ended July 31, 2009, compared to $1,364,152 during the three months ended July 31, 2008, a decrease of $771,955 or 56.6%. Expenses incurred during the current three month period consisted primarily of the following expenses: compensation and related costs of $308,531; legal and accounting fees of $58,764; consulting fees of $38,866; rent and utilities of $88,467; and general office expenses of $97,569. Expenses incurred during the comparative three month period in 2008 consisted primarily of the following expenses: compensation and related costs, $403,037; accounting, audit and professional fees, $46,187; consulting fees, $64,800; rent and utilities, $93,893; general office expenses, $124,475; and loss reserve, $22,919.

During the three months ended July 31, 2009, we incurred the following non-cash, equity based compensation charges: consulting, $30,000; employee stock and option compensation, $43,660 and financing costs, $232,571. During the three months ended July 31, 2008, we incurred the following non-cash, equity based compensation charges: consulting, $520,000; employee stock and option compensation, $67,249; beneficial conversion cost of $318,182; and financing costs, $183,115.

Net Loss

We incurred a net loss before preferred dividends of $994,456 for our three months ended July 31, 2009 as compared to a net loss of $1,709,042 for the corresponding three month period in 2008. The $714,587 or 41.8% decrease in our net loss before preferred dividends for our three month interim period ended July 31, 2009 was attributable primarily to a $771,955 or 56.6% decrease in general and administrative expenses, and a $182,356 or a 26.87% decrease in interest expense and financing costs all partially off-set by a $178,116 or 45% decrease in revenues.

Our net loss attributable to common stockholders increased to $994,647 for our three month period ended July 31, 2009 as compared to $1,710,304 for the corresponding three month period in 2008.

Comparison of the Year Ended April 30, 2009 to the Year Ended April 30, 2008

For the year ended April 30, 2009, we have generated marginally increased revenues, have incurred significant expenses, and have sustained significant losses. We believe we will continue to generate increasing revenues from operations in fiscal 2010.

Revenues

Revenues totaled $1,144,644 in fiscal 2009 compared to revenues of $1,129,691 in fiscal 2008. Fiscal 2009 revenues were primarily comprised of $759,801 in interest income from Retail Installment Sales Contracts, $298,476 in income from Operating and Finance Leases, $14,492 in Commissions on municipal lease transactions, $28,737 from gain on disposition of vehicles, and $43,139 in other fee income.

Costs and Expenses

We incurred employee compensation and benefit costs of $1,461,957 for the year ended April 30, 2009 compared with $1,720,945 in fiscal 2008. The decrease is related to the reduced costs we recognized in decreasing our employee base during the year from 18 employees at fiscal year-end 2008 to 14 employees at fiscal year-end 2009. In order for us to expand our business in the future and to attract and retain quality personnel, management anticipates that we will continue to offer competitive compensation, including awards of common stock or stock options, to consultants and employees.

We paid $290,639 and $322,020 to our Chief Executive Officer, in fiscal 2009 and 2008, respectively. These payments were charged to operations, and are included in the compensation costs described above.

In connection with placement transactions, we expensed non-cash costs in the form of shares of common stock or warrants of $605,389 and $449,926 for the years ended April 30, 2009 and 2008, respectively. In connection with consulting services, we expensed non-cash costs in the form of shares of common stock or warrants of $633,629 and $206,850 for the years ended April 30, 2009 and 2008, respectively. These amounts were charged to financing costs. Additionally, during the fiscal year ended April 30, 3009, we expensed $222,409 as the value of employee stock and option based compensation as compared to $261,850 in the prior fiscal year. At April 30, 2009 and 2008, accrued preferred dividends of $758 and $28,422, respectively, which were charged to retained earnings.

We incurred consulting costs of $166,800 for the year ended April 30, 2009, as compared to $215,399 for the year ended April 30, 2008. This decrease was the result of reduced reliance on outside consultants. We incurred legal and accounting fees of $187,891 for the year ended April 30, 2009, as compared to $226,933 for the year ended April 30, 2008.

We incurred other operating expenses of $1,089,029 for the year ended April 30, 2009. Notable expenses in this category are: general office expenses of $78,067; rent of $310,419; loss reserve expense of $445,288; travel and entertainment of $52,423; utilities of $66,857; web development of $30,226; credit bureaus of $39,714; lease booking fees of $13,250; marketing of $18,319; maintenance contracts of $17,665; and taxes of $16,799. We incurred other operating expenses of $1,043,238 for the year ended April 30, 2008. Notable expenses in this category are: general office expenses of $290,621; rent of $225,953; loss reserve expense of $125,252; travel and entertainment of $92,411; utilities of $82,719; web development of $89,387; credit bureaus of $43,728; marketing of $40,902; maintenance contracts of $18,039; and taxes of $23,208.

Interest costs for the fiscal year ended April 30, 2009 were $963,890 as compared to $702,233 for the fiscal year ended April 30, 2008. Depreciation and amortization for the fiscal year ended April 30, 2009 was $310,601 as compared to $274,773 for the fiscal year ended April 30, 2008.

Net Loss

Our net loss attributable to common stockholders for the year ended April 30, 2009 increased $901,828 (22.4%) to $4,922,605 from a loss of $4,020,776 for the year ended April 30, 2008. The increase in net loss attributable to common stockholders was primarily due to a $200,841 (5.1%) increase in total operating expenses from $3,969,988 to $4,170,829 and a $743,604 (64.5%) increase in interest expense and financing costs from $1,152,259 to $1,895,661.

Our net loss per common share (basic and diluted) attributable to common stockholders was $0.03 for the year ended April 30, 2009 and $0.03 for the year ended April 30, 2008.

Liquidity and Capital Resources

As of July 31, 2009, we had a negative net worth of $2,598,043. We generated a deficit cash flow from operations of $414,143 for the three months ended July 31, 2009. Cash flow provided by investing activities for the three months ended July 31, 2009 was $669,935, primarily due to the pay offs of RISC Loans in the amount of $566,223 and net pay-offs of leases of $103,713.

Cash flows used in investing activities for the three months ended July 31, 2008 was $150,843 primarily due to pay-offs of motorcycles and vehicles of $242,511 and purchases of RISC Loans in the amount of $393,354.

Cash used in financing activities during the three month period ended July 31, 2009, was $217,706 primarily due to: the sale of $50,000 of common stock, the net sale of notes payable in the amount of $298,399, and the net pay down of bank debt in the amount of $566,105.

As of April 30, 2009, we had a deficit net worth of $6,126,410. We generated a deficit in cash flow from operations of $2,303,295 for the year ended April 30, 2009. This deficit is primarily attributable to net loss from operations of $4,922,605, adjusted for equity based compensation of $915,652, stock based financing costs of $539,240, allowance for loss reserve of $156,432, beneficial conversion discount of convertible securities of $325,000, issuance of shares for debt and accrued interest of $226,941, and extinguishment of preferred dividends payable of $117,437, and to changes in the balances of current assets, consisting primarily of an increase in pre-paid expenses of $532,849 and a decrease in other receivables of $9,223, and current liabilities, consisting primarily of an increase in accounts payable of $562,407 and a decrease in restricted cash of $96,039. Cash flows provided by investing activities for the year ended April 30, 2009 were $1,239,432, being comprised of $449,002 for the retirement of leased vehicles, liquidation of Retail Installment Sales Contracts in the amount of $863,065, and the purchase of a portfolio of loans on leases of $72,635. We met our cash requirements during the period through net proceeds from the issuances of notes of $2,382,415, and we repaid senior loans of $1,441,542 during the period.

We do not anticipate incurring significant research and development expenditures, and we do not anticipate the sale or acquisition of any significant property, plant or equipment, during the next twelve months. At July 31, 2009, we had 11 full-time employees. If we fully implement our business plan, we anticipate our employment base may increase by approximately 100% during the next twelve months. As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

In December 2008 we and Sparta Funding entered into a $25,000,000 secured credit facility with DZ Bank AG Deutsche Zentral–Genossenschaftsbank, Frankfurt am Main, New York Branch pursuant to a Revolving Credit Agreement which allows Sparta Funding to borrow up to 80% of the value of a powersports vehicle in the case of leased vehicles or up to 80% of the amount financed by the ultimate purchaser in the case of vehicles, which are financed, in each case subject to over-concentration and eligibility criteria, at a floating interest rate equal to the commercial paper rate plus 275 basis points (assuming DZ Bank funds such advances with commercial paper). The credit facility expires on December 18, 2009, and is extendable at the option of DZ Bank. We will serve as originator and servicer of the leases and purchases financed by Sparta Funding through the DZ Bank credit facility. We are required to satisfy certain tangible net worth and committed capital thresholds as a condition of accessing funds under the DZ Bank credit facility.

On July 29, 2009, we entered into a Preferred Stock Purchase Agreement with Optimus Capital Partners, LLC, pursuant to which Optimus, upon the terms and subject to the conditions of the agreement, is committed to purchase up to $5,000,000 of our Series B Preferred Stock. From time to time until July 28, 2010, we may require Optimus to purchase shares of our Series B Preferred Stock, subject to satisfaction of certain closing conditions. On August 14, 2009, we closed the $900,000 initial tranche of the commitment resulting in net proceeds to us of $645,000 after deducting a 5% ($250,000) fee for the entire $5 million commitment and $5,000 for closing costs. This tranche resulted in our sale to Optimus of 90 Shares of our Series B Preferred Stock for $10,000 per share and the issuance to Optimus of five-year warrants to purchase up to 13,500,000 shares of our common stock at $0.09 per share.

We believe that we will satisfy the minimum thresholds to utilize the DZ Bank credit facility, through the proceeds from the sale of preferred stock to Optimus, as described above, when combined with the conversion of $3,761,859 in notes and convertible notes plus $402,764 in accrued interest thereon in July and August 2009 plus the conversion of additional loans in the amount of $1,243,000 for which we have received verbal commitments for the future conversion and an additional $573,512 of notes for which we have a written agreement to convert upon activation of the DZ Bank line. However, there can be no assurance that the note holders will actually convert.

We continue seeking additional financing, which may be in the form of subordinated debt, in order to provide support for the DZ Bank credit facility. Other than described above, we currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

We estimate that we will need approximately $1,000,000 in addition to our normal operating cash flow to conduct operations during the next twelve months. Based on the above, on capital received from equity financing to date, and certain indications of interest to purchase certain of our equity securities, we believe that we have a reasonable chance to raise sufficient capital resources to meet projected cash flow needs through the next twelve months. There can be no assurance that additional private or public financing, including debt or equity financing, will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common or preferred stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. However, if we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition, and we will have to adjust our planned operations and development on a more limited scale.

The effect of inflation on our revenue and operating results was not significant. Our operations are located in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

Going Concern Issues

The independent auditor’s report on our April 30, 2009 and 2008 financial statements included in this prospectus states that our historical losses and the lack of revenues raise substantial doubts about our ability to continue as a going concern, due to the losses incurred and lack of significant operations. If we are unable to develop our business, we may have to discontinue operations or cease to exist, which would be detrimental to the value of our common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

In order to improve our liquidity, our management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that we will be successful in our efforts to secure additional equity financing.

We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to develop profitable operations. We are devoting substantially all of our efforts to developing our business and raising capital. Our net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

The primary issues management will focus on in the immediate future to address this matter include:

•	seeking additional credit facilities from institutional lenders;

•	seeking institutional investors for equity investments in our company; and

•	initiating negotiations to secure short term financing through promissory notes or other debt instruments on an as needed basis.

To address these issues, we are negotiating the potential sale of securities with investment banking companies to assist us in raising capital. We are also presently in discussions with several institutions about obtaining additional credit facilities.

Inflation

The impact of inflation on our costs and the ability to pass on cost increases to our customers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past year, and we do not anticipate that inflationary factors will have a significant impact on future operations.

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.

Our annual operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including: the demand for our products and services; seasonal trends in purchasing, the amount and timing of capital expenditures and other costs relating to the commercial and consumer financing; price competition or pricing changes in the market; technical difficulties or system downtime; general economic conditions and economic conditions specific to the consumer financing sector.

Our annual results may also be significantly impacted by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Particularly at our early stage of development, such accounting treatment can have a material impact on the results for any quarter. Due to the foregoing factors, among others, it is likely that our operating results may fall below our expectations or those of investors in some future quarter.

Our future performance and success is dependent upon the efforts and abilities of our management. To a very significant degree, we are dependent upon the continued services of Anthony L. Havens, our President and Chief Executive Officer and member of our Board of Directors. If we lost the services of either Mr. Havens, or other key employees before we could get qualified replacements, that loss could materially adversely affect our business. We do not maintain key man life insurance on any of our management.

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our bylaws provide, however, that our directors shall have no liability to us or to our shareholders for monetary damages for breach of fiduciary duty as a director except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit.

The present officers and directors own approximately 22% of the outstanding shares of common stock, without giving effect to shares underlying convertible securities, and therefore are in a position to elect all of our directors and otherwise control our company, including, without limitation, authorizing the sale of our equity or debt securities, the appointment of officers, and the determination of officers’ salaries. Shareholders have no cumulative voting rights.

We may experience growth, which will place a strain on our managerial, operational and financial systems resources. To accommodate our current size and manage growth if it occurs, we must devote management attention and resources to improve our financial strength and our operational systems. Further, we will need to expand, train and manage our sales and distribution base. There is no guarantee that we will be able to effectively manage our existing operations or the growth of our operations, or that our facilities, systems, procedures or controls will be adequate to support any future growth. Our ability to manage our operations and any future growth will have a material effect on our stockholders.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We are required to have our common stock traded on the OTC Bulletin Board or one of several other national markets for trading equity securities as a condition of selling Optimus shares of our Series B Preferred Stock. Therefore, if we are removed from the OTC Bulletin Board, we may not be able to require Optimus to purchase shares of our Series B Preferred Stock. This may also negatively affect our ability to access funds under the DZ Bank credit facility.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments.

Revenue Recognition

We purchase Retail Installment Sales Contracts (“RISC”) from motorcycle dealers and we originate leases on new and used motorcycles and other powersports vehicles from motorcycle dealers throughout the United States.

The RISCs are secured by liens on the related vehicles. The RISCs are accounted for as loans. Upon purchase, the RISCs appear on our balance sheet as RISC loans receivable current and long term. Interest income on these loans is recognized when it is earned. When the RISC is entered into our accounting system, based on the customer’s APR (interest rate), an amortization schedule for the loan on a simple interest basis is created. Interest is computed by taking the principal balance times the APR rate then divided by 365 days to get the daily interest amount. The daily interest amount is multiplied by the number of days from the last payment to get the interest income portion of the payment being applied. The balance of the payment goes to reducing the loan principal balance.

Our leases are accounted for as either operating leases or direct financing leases. At the inception of operating leases, no lease revenue is recognized and the leased motorcycles, together with the initial direct costs of originating the lease, which are capitalized, appear on the balance sheet as “motorcycles under operating leases-net”. The capitalized cost of each motorcycle is depreciated over the lease term, on a straight-line basis, down to the original estimate of the projected value of the motorcycle at the end of the scheduled lease term (the “Residual”). Monthly lease payments are recognized as rental income. An acquisition fee classified as fee income on the financial statements is received and recognized in income at the inception of the lease. Direct financing leases are recorded at the gross amount of the lease receivable, and unearned income at lease inception is amortized over the lease term.

We realize gains and losses as the result of the termination of leases, both at and prior to their scheduled termination, and the disposition of the related motorcycle. The disposal of motorcycles, which reach scheduled termination of a lease, results in a gain or loss equal to the difference between proceeds received from the disposition of the motorcycle and its net book value. Net book value represents the residual value at scheduled lease termination. Lease terminations that occur prior to scheduled maturity as a result of the lessee’s voluntary request to purchase the vehicle have resulted in net gains, equal to the excess of the price received over the motorcycle’s net book value.

Early lease terminations also occur because of (i) a default by the lessee, (ii) the physical loss of the vehicle, or (iii) the exercise of the lessee’s early termination. In those instances, we receive the proceeds from either the resale or release of the repossessed vehicle, or the payment by the lessee’s insurer. We record a gain or loss for the difference between the proceeds received and the net book value of the vehicle.

We charge fees to manufacturers and other customers related to creating a private label version of our financing program including web access, processing credit applications, consumer contracts and other related documents and processes. Fees received are amortized and booked as income over the length of the contract.

We evaluate our operating and retail installment sale leases on an ongoing basis, and have established reserves for losses based on current and expected future experience.

Stock-Based Compensation

We adopted SFAS No. 123(R) during third quarter of Fiscal year 2006, which no longer permits the use of the intrinsic value method under APB No. 25. We are recording the compensation expense on a straight-line basis, generally over the explicit service period of three to five years.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Consolidated Statement of Operations. We are using the Black-Scholes option-pricing model as its method of valuation for share-based awards. Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

Allowance for Losses

We have loss reserves for our portfolio of Leases and for our portfolio of Retail Installment Sales Contracts (“RISC”). The allowance for Lease and RISC losses is increased by charges against earnings and decreased by charge-offs (net of recoveries). To the extent actual credit losses exceed these reserves, a bad debt provision is recorded; and to the extent credit losses are less than the reserve, additions to the reserve are reduced or discontinued until the loss reserve is in line with our reserve ratio policy. Management’s periodic evaluation of the adequacy of the allowance is based on our past lease and RISC experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions. We periodically review our Lease and RISC receivables in determining our allowance for doubtful accounts.

We charge-off receivables when an individual account has become more than 120 days contractually delinquent. In the event of repossession, the asset is immediately sent to auction or held for re-lease.

BUSINESS

General Overview

Sparta Commercial Services, Inc. is a Nevada corporation. We are an independent financial services provider, offering consumer retail installment sales contracts and both consumer and commercial lease financing to the powersports industry.

Our principal business is to provide financing products, primarily to purchasers and lessees of new and used motorcycles, scooters, and utility all-terrain vehicles (ATVs) that meet our credit criteria and program parameters. Additionally, we offer commercial fleet leasing to dealers and owners of motorcycle rental fleets and provide, on both a direct and a pass through basis, and commercial equipment leasing to municipalities, including, but not limited to, police motorcycles.

We have, and continue to develop, relationships with powersports dealers and manufacturers to provide our financing products to their customers. We also seek to expand our “Private Label” versions of our financing products to motorcycle, scooter, and all-terrain vehicle manufacturers and distributors to enable their dealers to assist their customers in acquiring the powersports vehicle of their choice.

Our Business

We are a specialized consumer finance company engaged primarily in the purchase of retail installment sales contracts and the origination of leases to assist consumers in acquiring new and used motorcycles (550cc and higher), scooters, and 4-stroke ATVs. We believe that the market for consumer finance products for motorcycles and ATVs is largely underserved by traditional lenders.

We have and continue to develop additionally relationships with powersports vehicle dealers and manufacturers to provide our financing products to their customers. We also seek to provide powersport vehicle manufacturers and distributors a private label version of our financing products to enable their dealers to assist their customers in acquiring the powersports vehicle of their choice. Additionally, we offer an equipment leasing product to municipalities, including, but not limited to, the leasing of police motorcycles.

Business Overview

Our business model has been designed to generate revenue from several sources:

•	Retail installment sales contracts and leases;

•	Municipal leasing of equipment;

•	Private label programs for manufacturers and distributors;

•	Ancillary products and services, such as private label gap insurance coverage; and

•	Remarketing of repossessed vehicles and off-lease vehicles.

Our management believes that by offering dealers (and their customers) the option of either financing or leasing, we will capture a greater share of the dealer’s business. Additionally, by offering both alternatives, once profitability is achieved, we believe that it will be in a position to achieve greater cash-flow than it could by offering only one of these alternatives because depreciation generated by our leasing activities will reduce income tax due on income resulting from our retail installment sales contracts.

Retail Installment Sales Contracts and Leases

Retail Installment Sales Contracts (RISC)

We purchase retail installment sales contracts from both franchised and independent powersports dealers who qualify as Authorized Sparta Dealers and/or as Authorized Private Label Dealers under Sparta’s Private Label Programs. We have developed policies and procedures for credit evaluation, collections, insurance follow up, and asset recovery. We impose strict credit criteria to determine which retail installment sales contract applications to approve. This credit criterion has been developed to be in compliance with the credit criterion required by our lenders. The dealers understand that if they consummate a credit transaction with a customer on whose application we have given them a conditional approval that we will purchase that contract if it is in full compliance with all terms and conditions of that approval and contained in our dealer agreement.

To insure that our Credit Evaluation Process and Collateral Guidelines are consistently applied and that the credit/underwriting decisioning process provides rapid decisions to our Authorized Sparta Dealers and the Authorized Private Label Dealers, we have developed a point of sale credit application and contract decisioning web based platform. This system is named “iPLUS®“ and is structured as an Application Service Provider (“ASP”) and has the capability of providing the dealer with conditional approvals in less than sixty seconds, seven days a week, twenty-four hours a day. This technology provides quick, consistent credit decisions for our dealer network and reduces the number of credit analysts required, thereby, reducing our personnel expense. Depending on our arrangement with our lending sources, in the case of consumer finance contracts, we may finance our purchase of the contracts by borrowing from a lending source and pledging the retail installment sales contracts as collateral for the loan.

All of the retail installment sales contracts will be secured by qualified, titled motorcycles with 550+cc and higher engines, 4-stroke all-terrain vehicles (ATVs), or select scooters. Customer financing needs are projected to range from approximately $5,000 to $40,000. Contract terms of 24 to 60 months are offered.

Leases

We purchase qualified vehicles for lease to customers of our Authorized Sparta Dealers and/or Authorized Private Label Dealers. While the steps in the leasing process are almost identical to those in the retail installment sales contract process, the major difference is that when a lease “approval” is transmitted to a dealer, the “approval” describes the terms and conditions under which we will purchase a specific vehicle from the dealer and lease it to the applicant. Unlike a retail installment sales contract which finances a customer’s purchase of a vehicle owned by the customer, the lease agreement contains the payment terms and conditions under which we will allow the customer to use (lease) the vehicle, which is owned by us, and also contains a vehicle purchase price option which provides the customer with the right to purchase the vehicle at the lease-end. Depending on our arrangement(s) with our lending sources, in the case of leases, we may finance the customers’ purchase of leased vehicles by borrowing from a lending source and assigning or pledging the lease and leased vehicle as collateral for the loan. Lease terms range from 24 to 60 months, although most lease terms are either 36 or 60 months. Leases generally have lower monthly payments than similar retail installment sales contracts because a sales contract finances only part of the vehicle cost with the balance being financed by the lessor. Unlike with retail installment sales contracts, we can and do charge acquisition fees for each lease. These fees range from $290 to $490 per lease depending on the amount of the lease.

In July 2006, we announced an agreement for accepting and processing motorcycle credit applications from a Fortune 500 global diversified financial provider. Under the agreement, the company electronically transmits to us loan applications which meet our lending/leasing criteria. In May 2008, this agreement was terminated as said company decided to cease doing business in the powersports industry.

In May 2006, we entered into a limited Marketing Agreement with netLoan Funding, LLC (“netLoan”). eBay Motors is under an agreement with netLoan whereby eBay Motors customers wishing to finance powersports vehicles are referred to the netLoan web site. Under our agreement with netLoan, these customers are then redirected from the netLoan web site electronically to a co-branded Sparta iPLUS® web site where their credit applications are processed. In April 2008, this agreement was amended and expanded to include referrals from eLoan, a nationwide financial services company, and NADA’s (National Automotive Dealers Association) powersports web pages and to include credit applications from these three sources for all motorcycles over 550cc. We pay netLoan a fee for each funded contract or lease processed through this co-branded web site. This program is inactive at the present time.

Municipal Leasing of Equipment, including Police Motorcycles

In February 2007, we launched a new Municipal Leasing Product designed expressly to meet the needs of law enforcement agencies throughout the U.S. We estimate that the annual municipal market for new law enforcement motorcycles, alone, exceeds $300 million annually, based upon extensive discussions that the company conducted among Harley-Davidson, Honda, and BMW dealers, with those brands being the most prominent in the municipal environment. We believe that most of these agencies have historically been purchasing these vehicles with few, if any, financing alternatives, therefore, we developed a leasing alternative for governmental organizations to acquire the motorcycles they need, and remain within their budgets at the same time. We have partnered with a wholly owned subsidiary of a state chartered bank which specializes in municipal financing. Under this relationship, we originate for this subsidiary and negotiate the leases on behalf of it and the municipality. We receive an upfront origination fee and a structured commission for each closed lease.

Private Label Programs for Manufacturers and Distributors

To date, we have entered into four “private label” 5-year financing agreements with the U.S. distributors of major manufacturers of scooters and ATVs. Under these agreements, we allow the manufacturer to put its name on our finance and lease products, and offer such financing facilities to its dealers for their customers. We own the retail installment sales contracts and leases generated under these “private label” programs, and derive revenues from sales of the distributor’s product line to the dealer’s customers. The private label program also expands our dealer base by the number of dealerships in the distributor’s chain, thereby generating additional opportunities to sell our other financial products and services to these dealers for their customers interested in non-”private label” brand of vehicles.

These four distributors have over 1,200 dealers who, in addition to becoming our Private Label dealers, can sign up to become our Authorized Sparta Dealers, which will enable them to use us as a source for financing their non-private label brand of vehicles.

In May 2007, we announced the launch of a consumer leasing product for Moto Guzzi and Aprilia, the two motorcycle brands distributed by Piaggio Group Americas, Inc. This product will enable all Moto Guzzi and Aprilia dealers to offer our Flex Lease program, which provides a range of payment options based on vehicle make, model, age, and term of lease, to their customers as alternatives to traditional retail installment sales financing. Piaggio Group’s US dealer network currently numbers approximately 400, including retailers of Vespa and Piaggio, the two well known brands of scooters also distributed by the Piaggio Group. Among those dealers, more than 180 carry the Moto Guzzi and/or Aprilia brands. Piaggio Group Americas, Inc. is a subsidiary of Piaggio & C. S.P.A., based in Pontedera, Italy.

Revenue from Ancillary Products and Services

We expect to receive additional revenue related to servicing our portfolio, such as lease acquisition fees, late payment fees, vehicle disposition fees at lease-end, early termination fees, charges for excess wear-and-tear on leased vehicles, and from ancillary products and services.

We are being positioned as a full service organization providing products and services to its dealers that are costly to obtain on an individual dealer basis. Also, we offer a private label GAP (Guaranteed Auto Protection) insurance plan for our dealers:

Gap Coverage

We markets our private label gap coverage on a fee basis to customers through dealers. This coverage protects the customer should the vehicle be stolen or wrecked and the holder’s primary insurance is not adequate to cover their payoff to the creditor that holds the lien on or the lease of the vehicle.

We intend to continue to evaluate additional ancillary products and services and believe that it can create additional products and services to meet dealers’ needs, creating company brand loyalty in the dealer community and generating other revenue streams.

Revenue from Remarketing Off-Lease and Repossessed Vehicles

Re-leasing to Original Lessees

Management commences its re-leasing efforts as early as eleven months prior to the end of the scheduled lease term. Lessees’ options are expected to include: extending the lease, returning the vehicle to us or buying the vehicle at the buy-out option price established at the beginning of the lease. Our policy requires lessees who wish to return their vehicles, to return the vehicle to the originating dealer. If the lessee has moved, then the vehicle should be returned to the Authorized Sparta Dealer closest to the lessee. If this is impracticable, then we will arrange to have the vehicle transported at the lessee’s expense.

Returned Leased Vehicles

When a vehicle is returned to an Authorized Sparta Dealer at the end of the scheduled lease term, the dealer will inspect it for excessive wear and mileage over maximum levels specified under the lease agreement and prepare it for resale/lease. All Authorized Sparta Dealers and all Authorized Private Label Dealers are contractually bound to charge no more than cost plus ten-percent for repairs and to provide free storage for all consignment vehicles (i.e., vehicles which are returned to the dealer at the end of the lease, or are repossessed). Thereafter, we plan to consign the vehicle to the originating dealer for sale or re-lease to a new party. Should the dealer decline to take the vehicle on consignment, it will be electronically marketed on the Classified Pages of our web site. We believe the market for used vehicles is significant and the opportunity to remarket the same vehicle numerous times is a key selling point with prospective dealerships. We believe that using our dealer network in such a manner will result in a better overall economic return on our portfolio as well as strengthen dealer relationships.

Repossessed Vehicles

All repossessed vehicles are similarly returned to the originating Authorized Sparta Dealer to be reconditioned (if needed) for consignment sale or re-lease in the same manner as returned vehicles.

Second Chance Express

We allow our Authorized Sparta Dealers to offer their inventory of returned or repossessed vehicles not only to customers with approved credit applications but also to customers with less than prime credit. Applicants with low credit scores are evaluated under our Second Chance Express Program. This unique finance/lease product is designed to offer a financing program tailored to this non-prime customer. The program allows us to serve those customers who can offset their credit risk with higher down payments. A key benefit of this program to us is that the minimum down-payment requirement is 20% in order to bring the amount financed in line with the current wholesale value of the vehicle. Under the Second Chance Express Program, we pay our dealers a commission on any Sparta inventory vehicle, held on consignment on their “floor” or offered on the Sparta Classified Web Page, for which they arrange a sale or financing.

Credit and Collections

Policies and Procedures

Based on management’s experience in vehicle financing and leasing, we have developed policies and procedures for credit evaluation, collections, insurance follow up, and asset recovery. We impose strict credit and demographic criteria to determine which retail installment sales contracts and lease applications are approved.

Credit Evaluation Process and Collateral Guidelines

To insure that our Credit Evaluation Process and Collateral Guidelines are consistently applied and that the credit/underwriting decision process provides rapid decisioning to our Authorized Sparta Dealers and our Authorized Private Label Dealers, we have worked closely with a leading provider of interactive credit accessing and decisioning solutions, to develop our iPLUS®point of sale credit application decisioning and contract generating web based platform.

iPLUS® (internet Purchasing Leasing Underwriting Servicing)

Our retail installment sales contract and leasing products are delivered through a proprietary, web-based, credit application processing platform. This system is named iPLUS® and is structured as an Application Service Provider (“ASP”) and has the capability of providing the dealer with conditional approvals seven days a week, twenty-four hours a day. This system also provides the powersports dealer with system capabilities comparable to those of new car franchises. We believe iPLUS® provides the Authorized Sparta Dealers and Authorized Private Label Dealers with a competitive advantage and increases our ability to obtain a larger share of the dealer’s business.

Major features of iPLUS® include:

•	100% Web Browser Based (www.spartacommercial.com)

•	User friendly system

•	No costly software required by the users

•	Operates on any dial-up connection as slow as 28.8 kbits/s

•	Requires Internet Explorer 5.5 or above, Adobe Acrobat Reader 5.0 or above, both available at no charge on the Internet

•	Integrated scorecard and decision engine

•	Integrated credit bureau retrieval and review (can access any of the 3 major bureaus)

•	Once an application is submitted, a decision is made in seconds, 24 hours a day, 7 days a week

•	Easy to complete customer application

•	Dealer application management

•	Contract and lease calculator (assists dealer in structuring any approved application.)

•	Prints approved customer contract and related documents

•	Captures information in electronic format

•	Complete underwriting documentation and control system

•	Dealer communication

•	Allows the dealer to track the entire decisioning, underwriting, and funding process in real time.

Additionally, this technology provides quick, consistent credit decisions for our dealer network and reduces the number of credit analysts required, thereby, reducing our personnel expense.

We have established program guidelines that are an integral function of the iPLUS® decisioning process. These program guidelines establish and clarify credit criteria such as credit tiers, maximum amount financed, term and rate, dealer rate participation, deal structure, buyer profile, credit bureau parameters, budget parameters, and eligible collateral, including maximum loan-to-value ratios for each of its retail installment sales contracts and lease agreements, depending on the applicant’s credit rating and stability. We have developed our own credit criteria system by using an empirical score card and then assigning our own rating based on our experience. This rating is used as the basis to determine the terms and conditions under which an applicant is approved or declined.

We conduct both applicant credit risk and asset evaluation before approving financing. Should the customer seek financing above the applicable threshold, we ask for a down payment from the borrower or lessee to close the gap between selling price and value. The size of the down payment will be a function of the applicant’s credit rating, stability, budget, and the value of the underlying asset.

Collection Procedures

Approving retail installment sales contracts and leases that comply with the policies and procedures established by us is just the first step. A principal factor in the success of our business model is its ability to track contract and lease performance.

A third party provides the software we use to manage our assets, customer base, collections, insurance, and accounting systems. Using a variety of basic and customized reports generated by this software, we monitor our customers’ compliance with their obligations under retail installment sales contracts or lease agreements. These reports are accessed on a real-time basis by employees of our company and are distributed to management personnel for review. The reports include delinquency reports, collection tickler (promises) reports, insurance status reports, termination reports, inventory reports, maturing contract reports, etc.

We require continuous physical damage insurance on all financed vehicles and continuous liability and physical damage insurance coverage on all leased vehicles. In addition, we are required to be listed as Additional Named Insured and Loss Payee. Continuous insurance is critical, and we are permitted to repossess a vehicle if coverage lapses. Any lapse in insurance coverage for any reason will lead to reinstatement of forced placed insurance coverage or repossession of the leased vehicle.

Using Diversification to Reduce Portfolio Risk

Management will reduce portfolio risk not only by carefully screening applicants and monitoring covenant compliance, but also by diversifying its financing activities across credit tiers and our list of motorcycle, ATV, and scooter models that it will finance or lease.

Credit Tiers – We expect that we will maintain a portfolio dominated by A/B credit applicants over C applicants in the ratio of at least 70/30. Management anticipates that it will be able to rebalance its portfolio by training its sales force to work closely with dealerships in their territories to help us maintain our conservative 70/30 target.

We will also be able to manage this ratio by revising the variables in our various programs (terms and conditions under which we will purchase retail installment sales contracts or lease vehicles), such as minimum income, debt ratios, payment to income ratios, minimum down payment required, acquisition fees (paid by dealer), discounts (paid by dealer), etc.

Portfolio Performance – Contracts and leases over 30 days delinquent were 1.88% of total portfolio balances at April 30, 2007, 2.85% at April 30, 2008, and 3.70% at April 30, 2009. Cumulative net losses and charge-offs as a percent of cumulative portfolio originations were 1.53% at April 30, 2007, 1.17% at April 30, 2008, and 3.27% at April 30, 2009. Additionally, as of April 30, 2009, we maintained a cash reserve with its Senior Lender equal to 9.72% of the outstanding loan balance with that lender.

Sparta Approved Vehicle Models – Advance rates and other credit restrictions will be in effect for certain models and years based on the relevant facts and circumstances.

Market Information

As reported in the 2008 Statistical Annual Report of the Motorcycle Industry Council, retail sales of new motorcycles have grown steadily from 1991 through 2006. North American registrations of new 651cc and higher motorcycles were 479,939 in 2008, a 7% decline from 2007 at 516,100. We estimate that the 2008 US retail market for new and used 600cc+ motorcycles was $8.5 billion.

U.S. sales of new ATVs were estimated to be 432,000 units in 2008, a 29% decline from 2007 as reported in Powersports Business Magazine in the February 9, 2009 issue. Sales of Utility ATVs in 2008 were essentially unchanged from 2007 at 130,000 units according to the same Powersports Business issue.

Estimated U.S. scooter unit sales for calendar 2008 are estimated to be 76,700, up approximately 41.5% from calendar year 2007, according to Powersports Business Magazine in the February 9, 2009 issue.

Sales and Marketing

Normally, vehicle financing products are sold primarily at the dealer level, rather than the consumer level. Our strategy is to, additionally, utilize a direct sales force that promotes our products and services to qualified dealers, train them, and provide them with point-of-sale marketing materials. Our powersports vehicle direct financing products continue to gain market acceptance as evidenced by our four Private Label Contracts. This direct sales force will be comprised of Marketing Group and a Dealer Services Group.

The Marketing Group will continue to work directly with the manufacturers and distributors to obtain additional Private Label Contracts and to monitor our competition. The Private Label partners will assist us directly in training the Private Label Dealers. This will be done at the manufacturers/distributors place of business, at industry shows, or with a group of dealers in a common geographic area.

The Dealer Support Group accepts dealer application packages from dealers that want to be either or both our Authorized Sparta Dealers or Authorized Private Label Dealers. They notify the approved dealers that they have been approved and provide them with the required information to process applications and print contracts using iPLUS®, including a Dealer Sign Up packet. The Dealer Services Group is available to directly assist dealers by telephone and follow up with dealers on conditional approvals to assist them in forwarding the funding packages to us for purchase. This group also accepts all incoming calls from dealers, answering their inquiries or directing them, if necessary, to the appropriate department.

Authorized Sparta Dealers are able to advertise both new and used vehicles in the Classified Section of our website, at no cost to the dealer. We plan to use this feature of the website to remarket its own inventory (both repossessed and returned end-of-term vehicles) throughout the country. Our exclusive “Second-Chance Express” program for customers with a poor or limited credit history was created to help re-market our inventory. Incentives are in place for Authorized Sparta Dealers who sell or lease either our inventory vehicle at their dealership or one that is at another dealership in our network.

With the exception of the netLoan program and the program with the Fortune 500 company, both described under the “Retail Installment Sales Contracts and Leases” section above, we do not market or sell directly to consumers, but we expect consumers to visit our website. We have provided a consumer oriented PowerPoint presentation for their review. Additionally, visiting consumers will be able to view our advertising, news and find general information about vehicle makes and models, road rallies, and other areas of powersports interest. They will also be able to utilize our Dealer Locator to find the nearest Authorized Sparta Dealers or Authorized Private Label Dealer in their area. Consumers will be able to view the Classified Section of the website and any consumer inquiring about the program will be directed to our nearest Authorized Sparta Dealer.

Competition

The consumer finance industry is highly fragmented and highly competitive. Broadly speaking, we compete with commercial banks, savings & loans, industrial thrift and credit unions, and a variety of local, regional, and national consumer finance companies. While there are numerous financial service companies that provide consumer credit in the automobile markets, including banks, other consumer finance companies, and finance companies owned by automobile manufacturers and retailers, most financial service companies are reluctant to provide financing for powersports vehicles. Customers who approach these lending sources to obtain financing for the purchase of a powersports vehicle are often encouraged to pursue a personal unsecured loan instead.

There are few companies that provide nationwide dealer-based leasing options in the powersports industry segment and these tend to be private label factory programs supporting their own brands. Because of their narrow focus (such as requiring that the equipment be covered by the brand’s warranty); these companies have met with limited success. Independent consumer financial services companies and large commercial banks that participated in this market have withdrawn substantially from the motorcycle loan niche over the past two years or have tightened their underwriting criteria. For instance, our closest competitors, Capitol One, HSBC and GE Capital, have chosen to refocus their efforts toward enterprises that are more in line with their traditional core business. We believe that those companies may have suffered as a result of compromising their underwriting criteria for the sake of volume. In addition, management believes that our competitors’ practice of financing all makes and models of a particular manufacturer results in lower overall portfolio performance because of the poor demographics associated with some of those product lines. The marketplace also includes small competitors such as local credit unions, local banks, and a few regional players.

We compete for customers with commercial banks, savings and loans, credit unions, consumer financing companies, and manufacturers finance subsidiaries. Additionally, some powersports manufacturers such as Harley-Davidson and BMW have subsidiaries that provide financing to their own dealers.

While some of our larger competitors have vast sources of capital and may be able to offer lower interest rates due to lower borrowing costs and longer terms (up to 108 months) we believe that the combination of management’s experience, expedient service, availability of the lease option and iPLUS® give us an advantage over our competitors.

Regulation

Our planned financing operations are subject to regulation, supervision, and licensing under various federal, state, and local statutes and ordinances. Additionally, the procedures that we must follow in connection with the repossession of vehicles securing contracts are regulated by each of the states in which we do business. Accordingly, the laws of such states, as well as applicable federal law, govern our operations. Compliance with existing laws and regulations has not had a material adverse affect on our operations to date. Our management believes that we maintain all requisite licenses and permits and are in material compliance with all applicable local, state, and federal laws and regulations. We periodically review our office practices in an effort to ensure such compliance.

The following constitute certain of the federal, state, and local statutes and ordinances with which we must comply:

•
Fair Debt Collection Act. The Fair Debt Collection Act and applicable state law counterparts prohibit us from contacting customers during certain times and at certain places, from using certain threatening practices and from making false implications when attempting to collect a debt.

•
Truth in Lending Act. The Truth in Lending Act requires us and the dealers we do business with to make certain disclosures to customers, including the terms of repayment, the total finance charge, and the annual percentage rate charged on each contract.

•
Consumer Leasing Act. The Consumer Leasing Act applies to any lease of consumer goods for more than four months. The law requires the seller to disclose information such as the amount of initial payment, number of monthly payments, total amount for fees, penalties for default, and other information before a lease is signed.

•
The Consumer Credit Protection Act of 1968. The Act requires creditors to state the cost of borrowing in plain English so that the consumer can figure out what the charges are, compare costs, and shop for the best credit deal.

•
Equal Credit Opportunity Act. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age, or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection.

•
Fair Credit Reporting Act. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency.

•
Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters.

•
Soldiers’ and Sailors’ Civil Relief Act. The Soldiers’ and Sailor’s Civil Relief Act requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty, if requested to do so.

•
Electronic Funds Transfer Act. The Electronic Funds Transfer Act prohibits us from requiring our customers to repay a loan or other credit by electronic funds transfer (“EFT”), except in limited situations that do not apply to us. We are also required to provide certain documentation to our customers when an EFT is initiated and to provide certain notifications to our customers with regard to preauthorized payments.

•
Telephone Consumer Protection Act. The Telephone Consumer Protection Act prohibits telephone solicitation calls to a customer’s home before 8 a.m. or after 9 p.m. In addition, if we make a telephone solicitation call to a customer’s home, the representative making the call must provide his or her name, our name, and a telephone number or address at which our representative may be contacted. The Telephone Consumer Protection Act also requires that we maintain a record of any requests by customers not to receive future telephone solicitations, which must be maintained for five years.

•	Bankruptcy. Federal bankruptcy and related state laws may interfere with or affect our ability to recover collateral or enforce a deficiency judgment.

•
Most states have adopted a version of Article 2A of the Uniform Commercial Code, which is applicable to “true leases” such as operating leases. Article 2A may, among other things, limit enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default, and may add to or modify the terms of “consumer leases” and leases where the lessee is a “merchant lessee.” However, Article 2A recognizes typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

Employees

As of April 30, 2009, we had 14 full-time employees. None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

Properties

Our executive offices are located at 462 Seventh Avenue, 20th Floor, New York, NY 10018. We have an agreement for use of office space at this location under a lease expiring on November 30, 2012. The office space contains approximately 7,000 square feet. The rent for the year ended April 30, 2010 is $297,590, for the year ended April 30, 2011 is $304,985, for the year ended April 30, 2012 is $312,565, and for the seven months ending November 30, 2012 is $184,947. We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, management believes it will be able to secure additional space at commercially reasonable rates.

Legal Proceedings

As at July 31, 2009, we were not a party to any material pending legal proceeding. From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.

MANAGEMENT

Executive Officers and Directors

The following table sets forth our executive officers and directors and their respective ages and positions as of August 1, 2009.

Name	Age	Position
Anthony L. Havens	55	Chief Executive Officer, President, and Chairman
Kristian Srb	54	Director
Jeffrey Bean	56	Director
Anthony W. Adler	69	Executive Vice President and Principal Financial Officer
Richard P. Trotter	66	Chief Operating Officer
Sandra L. Ahman	46	Vice President, Secretary and Director

Anthony L. Havens, Chief Executive Officer, President, and Chairman. On February 27, 2004, Mr. Havens became our Chief Executive Officer, President and Chairman of the Board. Mr. Havens served as acting Chief Financial Officer from July 2005 to September 2006. Mr. Havens served as the Managing Member and Chief Executive Officer of our predecessor entity, Sparta Commercial Services, LLC, since its inception in 2001 until its dissolution in February 2006. He is involved in all aspects of our operations, including providing strategic direction, and developing sales and marketing strategies. From 1994 to 2004, Mr. Havens has been Chief Executive Officer and a director of American Motorcycle Leasing Corp. He co-founded American Motorcycle Leasing Corp. in 1994, and developed its operating platform and leasing program to include a portfolio which includes both prime and sub-prime customers. Mr. Havens has over 20 years of experience in finance and investment banking.

Kristian Srb, Director. Mr. Srb joined our board of directors in December 2004. Mr. Srb has been a director of American Motorcycle Leasing Corp. from 1994 to the present. Mr. Srb was President of American Motorcycle Leasing Corp. from 1994 to 1999. Since 1999, Mr. Srb has engaged in private investment activities. He has over 16 years experience in international brand development and management, including for 13 years with Escada A.G.

Jeffrey Bean, Director. Mr. Bean joined our Board of Directors in December 2004. Mr. Bean is the founder and President of Bean Foods, LLC. Formed in July 2006 the company develops, owns and operates quick serve restaurants in Georgia. Prior to founding Bean Foods, Mr. Bean was the founding partner for GoMotorcycle.com, a business that engaged in the sale of motorcycle parts and accessories over the Internet. Mr. Bean was an institutional broker and trader at a major commodities trading firm from 1985 to 1997. From 1977 to 1985, Mr. Bean was President of Thomaston Press, Ltd., a printing concern. He received a B.A. degree from the University of Virginia.

Anthony W. Adler, Executive Vice President and Principal Financial Officer. From March 2004 to August 2006, Mr. Adler was a full time consultant to us, and in September 2006, joined our company as Executive Vice President and also as Principal Financial Officer. From 1995 to March 2004, he was Chief Financial Officer of American Motorcycle Leasing Corp. From 1993 to 1994 Mr. Adler was Chief Executive Officer of Innotek, Inc., a public company engaged in the development and distribution of skin-care products. Prior to 1993, Mr. Adler served in numerous executive capacities including Director of Research and Vice President, Corporate Finance for two New York Stock Exchange Member Firms. Mr. Adler holds an MBA from New York University and a BA from Columbia College.

Richard P. Trotter, Chief Operating Officer. Mr. Trotter has been our Chief Operating Officer since November 2004. From 2001 to 2004, Mr. Trotter was President, Chief Credit Officer, of American Finance Company, Inc., purchasing retail automobile installment contracts from independent automobile dealers nationwide. From 1996 to 2001, he was Senior Vice President of Originations for Consumer Portfolio Services, Inc., one of the nation’s leading purchasers of non-prime retail automobile installment contracts. From 1994 to 1996, he was Senior Vice President of Marketing for Consumer Portfolio Services, Inc. His experience also includes positions as Chief Operating Officer, Executive Director and President, and Chief Credit Officer for banks and financial institutions in California. Mr. Trotter has over 30 years experience in financial institutions and over 20 years experience specializing in the automobile lending, servicing, and collecting industry.

Sandra L. Ahman, Vice President, Secretary and Director. On March 1, 2004, Sandra Ahman became Vice President of Operations and Secretary of our company, and a Director on June 1, 2004. She served as a Vice President of our predecessor entity, Sparta Commercial Services, LLC since its inception in 2001 until its dissolution in February 2006. From 1994 to 2004, she was Vice President of Operations of American Motorcycle Leasing Corp. Prior to joining American Motorcycle Leasing Corp., Ms. Ahman was with Chatham Capital Partners, Ltd. Before joining Chatham in 1993, she was Manager, Human Resources for Comart and Aniforms, a sales promotion and marketing agency in New York, where she worked from 1986 to 1993. For the past 15 years, Ms. Ahman has been a volunteer with The Children’s Aid Society in New York City, a membership of 500 committed volunteers, serving from 2000 to 2002 as President of its Associates Council, from 2002 to 2005 as Chairman of the Associates Council, and since 2002 as a member of the Advisory Council of their Board of Trustees.

Board of Directors Information and Corporate Governance

There are no family relationships among our executive officers or directors. None of our directors or officers are directors of another reporting company. Our directors are elected annually to serve for one year and hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. Our board of directors may increase the size of the board of directors. Any director who fills a position created by the board of directors serves until the next annual meeting of the stockholders. Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders, and hold office until their death, resignation or removal from office.

Our board of directors does not currently maintain a separately-designated standing audit, nominating, or compensation committee, or other similar committee, of the board of directors. Functions customarily performed by such committees are performed by our board as a whole as our operations have been limited and we have had a small number of officers and a small number of directors since inception. We are not required to maintain such committees under the applicable rules of the OTC Bulletin Board. None of our directors qualify as an “audit committee financial expert.” None of our directors, other than Jeffrey Bean, is deemed an independent director. For purposes of determining independence, we are applying the independence standards of the NASDAQ Stock Market LLC.

Executive Compensation

Summary Compensation Table

The table below sets forth information concerning the compensation we paid to our Chief Executive Officer and our next two most highly compensated executive officers who served during our fiscal years ended April 30, 2009 (“Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards (a)(b)	Option Awards (a)(c)	All Other Compensation (d)	Total

Anthony L. Havens	2009	280,000	0	0	0	10,639	290,639
Chief Executive Officer	2008	310,440	0	0	0	11,580	322,020
Anthony W. Adler	2009	185,000	0	0	156,978	0	341,978
Executive Vice President and Principal Financial Officer	2008	185,000	0	0	156,928	0	341,928
Richard P. Trotter	2009	200,000	0	10,000	37,065	0	247,065
Chief Operating Officer	2008	200,000	0	20,000	49,420	0	269,420
____________

(a)	See note N to financial statements for assumptions made in the valuation.

(b)
For Mr. Trotter, refers to the values of 12,500 and 25,000 shares of common stock that vested in fiscal years 2009 and 2008, respectively. Pursuant to an employment agreement dated November 1, 2004, Mr. Trotter is entitled to up to 125,000 shares of common stock, of which an aggregate of 112,500 shares have vested (of which 87,500 remains to be issued), and 12,500 shares remain subject to future vesting on November 1, 2009.

(c)
For Mr. Adler, refers to the values of 1,200,000 and 800,000 stock options that vested in each of fiscal years 2009 and 2008, respectively. Pursuant to an option agreement dated September 22, 2006, Mr. Adler is entitled to up to 4,000,000 options subject to vesting. The options are exercisable for a period of five years from the vesting date at $0.1914 per share. On each of September 22, 2006, 2007, and 2008, stock options to purchase 800,000, 800,000 and 1,200,000 shares vested, respectively, and the remaining 1,200,000 options are to vest on September 22, 2009. For Mr. Trotter, refers to the values of 175,000 stock options that vested in each of fiscal years 2009 and 2008. Pursuant to an option agreement dated April 29, 2005, Mr. Trotter received 875,000 stock options, exercisable for five years from the vesting date at $0.605 per share. Options to purchase 175,000 shares vested on April 29, 2005, and additional options to purchase 175,000 shares vested on each of April 29, 2006, 2007, 2008, and 2009.

(d)
This column reports the total amount of perquisites and other benefits provided, if such total amount exceeded $10,000. In fiscal 2009, for Mr. Havens, this includes $10,639 for garage rental. In fiscal 2008, for Mr. Havens, this includes expenses of $11,580 for garage rental.

In general, compensation payable to a Named Executive Officer consists of a base salary, and in cases of persons other than our CEO, a stock or stock option award. During our 2009 fiscal year, we had in effect written employment agreements with the Named Executive Officers. Our compensation system has generally not been tied to performance based conditions other than the passage of time.

Employment Agreements

Anthony L. Havens

We entered into an employment agreement, dated as of July 12, 2004, with Anthony L. Havens who serves as our Chief Executive Officer. The employment was for an initial term of five years. The employment term was automatically extended for one five-year period, and is extended for additional one-year periods, unless written notice is given by either party three months prior to the expiration of any such term that the term will not be extended. His base salary is at an annual rate of $280,000. He is entitled to defer a portion of his base salary each year. He is entitled to annual increases in his base salary and other compensation as may be determined by the Board of Directors. He is entitled to a $1,000,000 term insurance policy. He is entitled to six weeks of paid vacation per year, and health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is generally made available to other senior executives. He is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies. If terminated, he is entitled to three months of severance for up to six months of service for each year of employment, plus full participation in all standard employee benefits during the period of severance payments. The employment agreement provides for termination for cause. If he resigns for good reason or is terminated without cause within twelve months after a change in control of our company, he is entitled to receive an additional lump sum payment equal to the greater of the severance payment or the balance of his base salary for the remaining employment term, continued coverage under any welfare benefits plans for two years, and full vesting of any account balance under a 401(k) plan. For purposes of the employment agreement, a change in control refers to:

•	a change in voting power, due to a person becoming the beneficial owner of 50% or more of the voting power of our securities and our largest stockholder;

•
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, including later approved directors, ceasing to constitute a majority of the board;

•	a merger or consolidation of our company with a third party, after which our stockholders do not own more than 50% of the voting power; or

•	a sale of all or substantially all of our assets to a third party.

If we elect not to renew the employment agreement, he shall be entitled to receive severance equal to thirty months of his base salary plus standard employment benefits. If we fail to fully perform all or any portion of our post-termination obligations, we are be obligated to pay to him an amount equal to five times the value of the unperformed obligation.

Anthony W. Adler

We entered into an employment agreement, effective September 22, 2006, with Anthony W. Adler, to serve as our Executive Vice President and interim Chief Financial Officer. The term of employment was three years, ending September 22, 2009. The employment term may be extended for one year upon written agreement by us and Mr. Adler. We and Mr. Adler have verbally agreed to extend his employment agreement. His initial base salary is at an annual rate of $185,000. He is entitled to annual increases in his base salary and other compensation as may be determined by the Board of Directors. He was granted options to purchase 4,000,000 shares of our common stock, subject to vesting and subject to continued employment. On September 22, 2006, 2007, 2008 and 2009, options for a total of 4,000,000 shares vested. He was entitled to four weeks of paid vacation during the first year of employment, and has been entitled to five weeks per year thereafter. He is entitled to health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is made generally available to other employees. He is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies. The employment agreement provides for termination for cause. If terminated without cause, he is entitled to severance. As severance, he shall be entitled to receive his full base salary through the end of the then current employment term.

Richard P. Trotter

We entered into an employment agreement, effective November 1, 2004, with Richard P. Trotter, to serve as our Chief Operating Officer. The initial term of employment was one year. The employment term was extended for one two-year period, and an additional two-year period, ending November 1, 2009. We and Mr. Trotter have verbally agreed to extend Mr. Trotter’s employment agreement. His initial base salary was at an annual rate of $160,000. On May 1, 2005, his base salary increased to $200,000. He is entitled to annual increases in his base salary and other compensation as may be determined by the Board of Directors. He was granted 125,000 shares of our common stock, subject to vesting and subject to continued employment. On each of November 1, 2004, 2005, 2006 and 2007, 25,000 shares vested. An additional 12,500 shares vested on November 1, 2008. An additional 12,500 shares are subject to vesting on November 1, 2009. He is entitled to four weeks of paid vacation. He is entitled to health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is made generally available to other employees. He is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies. The employment agreement provides for termination for cause. If terminated without cause, he is entitled to severance. As severance, he shall be entitled to one week’s base salary as of the date of termination for the first full year of service, and thereafter, two weeks’ base salary for each succeeding year of service, up to an aggregate of four months of such base salary.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding option awards held by the Name Executive Officers as at April 30, 2009.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (a)
Anthony W. Adler (1)	2,800,000	1,200,000	0.1914	9/21/2011	—	—
Richard P. Trotter (2)	—	—	—	—	12,500	875
Richard P. Trotter (3)	175,000	—	0.605	4/29/2010	—	—
Richard P. Trotter (3)	175,000	—	0.605	4/29/2011	—	—
Richard P. Trotter (3)	175,000	—	0.605	4/29/2012	—	—
Richard P. Trotter (3)	175,000	—	0.605	4/29/2013	—	—
Richard P. Trotter (3)	175,000	—	0.605	4/29/2014	—	—
____________

(a)	Reflects the closing market price of our common stock on April 30, 2009, multiplied by the number of restricted shares that were not vested at 2009 fiscal year end.

(1)
Granted pursuant to an option agreement dated September 22, 2006. The options are exercisable for a period of five years from the vesting date at $0.1914 per share. Unexercisable options are subject to vesting on September 22, 2019.

(2)	Granted pursuant to an employment agreement dated November 1, 2004. Mr. Trotter is vested with an aggregate of 112,500 shares, and 12,500 shares remain subject to future vesting on November 1, 2009.

(3)	Granted pursuant to an option agreement dated April 29, 2005.

Compensation of Directors

No compensation was paid to non-employee directors in fiscal year 2009.

RELATED PARTY TRANSACTIONS

During the fiscal year ended April 30, 2009, we received seven non-interest bearing demand loans in the aggregate amount of $136,000 from Kristian Srb, one of our directors. As of April 30, 2009, this amount remains to be repaid.

During the fiscal year ended April 30, 2007, we received a $180,000 non-interest bearing demand loan from Kristian Srb, one of our directors. As of April 30, 2009, $18,000 remains to be repaid.

During the fiscal year ended April 30, 2007, we received a $14,760 non-interest bearing demand loan from Sandra Ahman, one of our officers and a director, of which $1,000 was repaid during the year ended April 30, 2007. As of April 30, 2009, $13,760 remains to be repaid.

During the fiscal year ended April 30, 2007, we received a $8,500 non-interest bearing demand loan from Richard Trotter, one of our officers. As of April 30, 2009, $8,500 remains to be repaid.

During the fiscal year ended April 30, 2007, we received two, $20,000 non-interest bearing demand loans from Kristian Srb, one of our directors. As of April 30, 2009, $20,000 remains to be repaid.

During the fiscal year ended April 30, 2007, we received a $2,500 non-interest bearing demand loan from Anthony Adler, one of our officers, which was repaid in fiscal 2009.

On October 31, 2008, we purchased certain loans secured by a portfolio of all American Motorcycle Leasing Corp’s motorcycle leases for a total purchase price of $100,000. At April 30, 2008 and 2009, included in accounts receivable, are $169 and $2,354 respectively, due from American Motorcycle Leasing Corp. for the purchase of motorcycles. American Motorcycle Leasing Corp. is controlled by a director and formerly controlled by our Chief Executive Officer. From time to time, we have engaged in certain transactions with American Motorcycle Leasing Corp. Certain of our officers, directors, and employees have worked for American Motorcycle Leasing Corp. and may continue to do so on a limited basis for the near future, and have had equity interests in American Motorcycle Leasing Corp. While our business plans differ from those of American Motorcycle Leasing Corp., we operate in the same industry as American Motorcycle Leasing Corp. Issues could arise with respect to the taking of corporate opportunities of each other. Any competition with American Motorcycle Leasing Corp. could adversely affect our business, operating results and financial condition. Accordingly, we may be subject to legal proceedings and claims, including claims of alleged infringement of the intellectual property, competition, conflict of interest, and other business governance related claims. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

PRINCIPAL STOCKHOLDERS

The table below sets forth information regarding the beneficial ownership of our common stock as of October 22, 2009 by: each of our directors; each of our executive officers; all of our executive officers and directors as a group; and each person known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Name (a)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Anthony L. Havens (1)	30,933,250	9.6
Kristian Srb (2)	33,066,562	10.3
Jeffrey Bean (3)	426,000	*
Anthony W. Adler (4)	5,045,000	1.6
Richard P. Trotter (5)	912,500	*
Sandra L. Ahman	580,865	*
Optimus CG II, Ltd (6)	25,186,620	7.8%
All current directors and executive officers as a group (6 in all)	70,964,177	22.0

*	Represents less than 1%

(a)	Unless indicated otherwise by footnote, the address for each person named in the table is c/o Sparta Commercial Services, Inc., 462 Seventh Ave, 20th Floor, New York, NY 10018, and each ..

(1)
Mr. Havens’ minor son owns approximately 500,000 shares of common stock in a trust account. Mr. Havens is not the trustee for his son’s trust account, and does not have the sole or shared power to vote or direct the vote of such shares. Mr. Havens disclaims beneficial ownership of such shares held in his son’s trust account.

(2)	Includes 62,500 shares of common stock held by Mr. Srb’s minor daughter, for which Mr. Srb may be deemed to have beneficial ownership of such shares.

(3)
Includes 400,000 vested stock options. Pursuant to an option agreement, Mr. Bean is entitled to up to 500,000 options, of which on October 23, 2006, 2007 and 2008, options to purchase 200,000, 100,000 and 100,000 shares vested, respectively. Options to purchase an additional 100,000 shares are to vest on October 23, 2009.

(4)	Includes 4,000,000 vested stock options.

(5)
Includes 112,500 vested shares, although only 25,000 of such vested shares have been issued. Pursuant to an employment agreement, Mr. Trotter is entitled to up to 125,000 shares of common stock, of which an aggregate of 112,500 shares have vested, and 12,500 shares remains subject to future vesting on November 1, 2009. Percentage ownership gives effect to the vested, but not yet issued, shares. Also includes 875,000 vested stock options. The stock options are exercisable for five years from the vesting date at $0.605 per share. On each of April 29, 2005, 2006, 2007, 2008 and 2009, stock options to purchase 175,000 shares vested.

(6)
Based on information contained in a Schedule 13G filed jointly by Optimus CG II, Ltd. and Optimus Capital Partners, LLC, dba Optimus Special Situations Capital Partners, LLC (collectively, the “Schedule 13G Filers”) on October 23, 2009, the Schedule 13G Filers have no power to vote, or direct the vote of, such shares and sole power to dispose of, or divert the disposition of, all of such shares. The Schedule 13G also indicates that such shares were borrowed from unaffiliated stockholders of our company. The address of Optimus CG is Cricket Square, Hutchens Drive, Grand Cayman KY1-1111, Cayman Islands, The address of Optimus Capital Partners is 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.

SELLING STOCKHOLDER

This prospectus relates to our registration, for the account of the selling stockholder indicated below, of an aggregate of 13,500,000 shares of our common stock, which shares are issuable upon exercise of certain of an outstanding common stock purchase warrant. We are registering these shares as required by the terms of a registration rights agreement between the selling stockholder and us. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholder’s shares of common stock. We have also agreed to indemnify and hold harmless the selling stockholder against certain losses, claims, damages or liabilities, joint or several, arising under the Securities Act of 1933.

The following table sets forth as of  October 22, 2009 the name of the selling stockholder and the number of shares of common stock being offered for resale by such selling stockholder pursuant to this prospectus. The last column of this table assumes the sale of all of such shares of common stock. The registration of the offered shares does not mean that the selling stockholder will offer or sell any of these shares. Except as set forth in the notes to this table, there is not nor has there been a material relationship between us and the selling stockholder within the past three years.

	Number of Shares	Common Stock Offered by Selling	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Beneficially Owned (1)	Stockholder	Number	Percent
Optimus CG II, Ltd. (2)	25,186,620 (3)(4)	13,500,000	25,186,620	7.8%

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of Securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of  October 22, 2009. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person maybe deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)
The sole stockholder of Optimus CG II, Ltd. is Optimus Capital Partners, LLC, dba Optimus Special Situations Capital Partners, LLC. Voting and dispositive powers with respect to the shares held by Optimus CG II, Ltd. is exercised by Terry Peizer, the Managing Director of Optimus Special Situations Capital Partners, LLC, who acts as investment advisor to Optimus CG II, Ltd.

(3)
Based on information contained in a Schedule 13G filed jointly by Optimus CG II, Ltd. and Optimus Capital Partners, LLC, dba Optimus Special Situations Capital Partners, LLC (collectively, the “Schedule 13G Filers”) on October 23, 2009, the Schedule 13G Filers have no power to vote, or direct the vote of, such shares and sole power to dispose of, or divert the disposition of, all of such shares. The Schedule 13G also indicates that such shares were borrowed from unaffiliated stockholders of our company.

(4)
Excludes 13,500,000 shares of common stock issuable upon exercise of an outstanding warrant, which is exercisable at the earlier of (i) January 31, 2010 and (ii) the date on which the registration statement of which this prospectus forms a part becomes effective.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling stockholder, as well as on behalf of their donees, pledgees, transferees or other successors-in-interest, if any, who may sell shares received as gifts, pledges, partnership distributions or other non-sale related transfers. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling stockholder.

Sales of the shares may be effected by the selling stockholder from time to time in one or more types of transactions (which may include block transactions) on any securities exchange, in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, short sales versus the box, or a combination of such methods of sale, at fixed prices, market prices prevailing at the time of sale, prices related to market prices, varying prices determined at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholder.

The selling stockholder may effect such transactions by selling the shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate.

The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Sales of any shares of common stock by the selling stockholder may depress the price of the common stock in any market that may develop for the common stock.

If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

We will not receive any of the proceeds received by the selling stockholder in connection with any of its sales of our common stock. However, we will receive proceeds of up to $1,215,000 if the warrant relating to the common stock being offered by the selling stockholder is fully exercised. We intend to use such proceeds, if any, for working capital and general corporate purposes.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, of which 321,035,106 shares were issued and outstanding on October 15, 2009, and 10,000,000 shares of preferred stock, par value $0.001 per share, issuable in one or more series designated by our board of directors, of which 125 shares of Series A Redeemable Preferred Stock and 90 shares of Series B Preferred Stock were issued and outstanding on October 15, 2009. In addition, as of October 15, 2009, there were outstanding options to purchase 6,025,000 shares of common stock and warrants to purchase 34,355,813 shares of common stock.

The following summary describes the material terms of our common stock. The description of common stock is qualified by reference to our restated certificate of incorporation, as amended, our restated by-laws, the certificate of designation for our Series A Redeemable Preferred Stock and the certificate of designation for our Series B Preferred Stock, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting Rights

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of our common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends

Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any of our preferred stock then outstanding. Dividends consisting of shares of our common stock may be paid to holders of shares of common stock.

Other Rights

In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. Holders of shares of our common stock have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent

The transfer agent for our common stock is Jersey Transfer & Trust Co., Verona, New Jersey.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Harley & Deickler LLP, Woodbury, Connecticut.

EXPERTS

The consolidated financial statements of Sparta Commercial Services, Inc. as of April 30, 2009 and 2008 and for each of the two years in the period ended April 30, 2009 appearing in this prospectus, have been audited by RBSM, LLP, independent registered public accounting firm, as set forth in their report included herein. Such consolidated financial statements are included in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such periodic reports, proxy statements and other information are available for inspection without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of these filings may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Sparta Commercial Services, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Sparta Commercial Services, Inc., as of April 30, 2009 and 2008, and the related consolidated statements of losses, deficiency in stockholders’ equity and cash flows for each of the two years in the period ended April 30, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on the financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sparta Commercial Services, Inc. at April 30, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the two years in the period ended April 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in the Note P to the accompanying financial statements, the company has suffered recurring losses from operations that raises substantial doubt about the company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note P. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ R B S M LLP

New York, New York
August 13, 2009

SPARTA COMMERCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	April 30, 2009	April 30, 2008

ASSETS
Cash and cash equivalents	$2,790	$68,642
RISC loan receivables, net of reserve of $235,249 and $86,312, respectively (NOTE D)	3,248,001	4,260,002
Motorcycles and other vehicles under operating leases net of accumulated depreciation of $256,485 and $336,100, respectively, and loss reserve of $32,726 and $25,231, respectively (NOTE B)	621,797	1,251,631
Interest receivable	49,160	58,382
Purchased portfolio (NOTE F)	72,635	-
Accounts receivable	17,899	37,024
Inventory (NOTE C)	12,514	79,069
Property and equipment, net of accumulated depreciation and amortization of $147,905 and $129,986, respectively (NOTE E)	43,342	61,261
Prepaid expenses	593,529	-
Restricted cash	348,863	444,902
Deposits	48,967	48,967
Total assets	$5,059,497	$6,309,879

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY

Liabilities:
Bank overdraft	$57,140	$-
Accounts payable and accrued expenses	1,851,876	1,461,955
Accrued equity based penalties	-	2,178
Senior secured notes payable (NOTE F)	3,694,838	5,029,864
Note payable (NOTE G)	5,102,458	3,812,859
Loans payable-related parties (NOTE H)	378,260	244,760
Other liabilities	88,285	6,741
Deferred revenue	13,050	22,617
Total liabilities	11,185,907	10,580,974

Deficiency in Stockholders’ Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized of which 35,850 shares have been designated as Series A Redeemable Preferred Stock, with a stated value of $100 per share, 125 and 825 shares issued and outstanding, respectively	12,500	82,500
Common stock, $.001 par value; 340,000,000 shares authorized, 170,730,064 and 130,798,657 shares issued and outstanding, respectively	170,730	130,799
Common stock to be issued, 16,735,453 and 12,160,210 respectively	16,735	12,160
Additional paid-in-capital	20,820,672	17,727,889
Accumulated deficit	(27,147,047)	(22,224,442)
Total deficiency in stockholders’ equity	(6,126,410)	(4,271,095)
Total Liabilities and deficiency in stockholders’ equity	$5,059,497	$6,309,879

See accompanying notes to consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF LOSSES

	Year Ended
	April 30,
	2009	2008
Revenue
Rental income, Leases	$298,476	$391,029
Interest income, Loans	759,801	615,531
Other	86,367	123,131
Total revenue	1,144,644	1,129,691

Operating expenses:
General and administrative	3,860,228	3,695,215
Depreciation and amortization	310,601	274,773
Total operating expenses	4,170,829	3,969,988

Loss from operations	(3,026,186)	(2,840,297)

Other expense (income):
Interest expense and financing cost, net	1,895,661	1,152,259
Change in value of warrant liabilities	-	(202)
	1,895,661	1,152,057
Net loss	(4,921,846)	(3,992,354)

Preferred dividend	758	28,422

Net loss attributed to common stockholders	$(4,922,605)	$(4,020,776)

Basic and diluted loss per share	$(0.03)	$(0.03)

Basic and diluted loss per share attributed to common stockholders	$(0.03)	$(0.03)

Weighted average shares outstanding	159,112,249	127,304,396

See accompanying notes to consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF (DEFICIENCY IN) STOCKHOLDERS’ EQUITY
FOR THE TWO YEARS ENDED APRIL 30, 2009

					Common Stock		Additional
	Preferred Stock		Common Stock		to be issued		Paid in	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total
Balance, April 30, 2007	19,795	$1,979,500	123,216,157	$123,215	-	$-	$14,595,827	$(24,000)	$(18,203,666)	$(1,529,123)
	-	-	-	-	-	-	-	-	-	-
Shares issued upon conversion of preferred	(18,970)	(1,897,000)	-	-	12,160,210	12,160	1,884,840	-	-	-
Shares issued for financing cost	-	-	4,982,500	4,983	-	-	403,818	-	-	408,801
Deferred compensation recorded	-	-	-	-	-	-	-	24,000	-	24,000
Stock compensation recorded	-	-	2,600,000	2,600	-	-	174,400	-	-	177,000
Employee stock compensation recorded	-	-	-	-	-	-	20,000	-	-	20,000
Employee options expense	-	-	-	-	-	-	261,850	-	-	261,850
Warrant compensation	-	-	-	-	-	-	189,503	-	-	189,503
Accrued preferred dividend	-	-	-	-	-	-	-	-	(28,422)	(28,422)
Forgiveness of preferred dividend payable	-	-	-	-	-	-	215,649	-	-	215,649
Adjusting prior years accrued preferred dividend	-	-	-	-	-	-	(17,997)	-	-	(17,997)
Net loss	-	-	-	-	-	-	-	-	(3,992,354)	(3,992,354)
Balance, April 30, 2008	825	$82,500	130,798,657	$130,798	12,160,210	$12,160	$17,727,890	$-	$(22,224,442)	$(4,271,094)

Shares issued upon conversion of preferred	(700)	(70,000)	1,875,000	1,875	(1,426,280)	(1,426)	69,551	-	-	-
Beneficial conversion discount	-	-	-	-	100,000	100	324,900	-	-	325,000
Accrued preferred dividend	-	-	-	-	-	-	117,438	-	(758)	116,680
Shares issued for financing cost	-	-	7,272,000	7,272	586,000	586	531,382	-	-	539,240
Shares issued for accrued interest	-	-	2,585,420	2,585	482,190	482	114,815	-	-	117,883
Shares issued for conversion of notes	-	-	20,714,217	20,714	3,333,333	3,333	1,003,753	-	-	1,027,800
Stock compensation recorded	-	-	7,484,769	7,485	1,500,000	1,500	624,644	-	-	633,629
Shares issued upon debt conversion	-	-	-	-	-	-		-	-	-
Employee stock compensation recorded	-	-	-	-	-	-	15,000	-	-	15,000
Employee options expense	-	-	-	-	-	-	222,409	-	-	222,409
Warrant compensation	-	-	-	-	-	-	46,791	-	-	46,791
Other	-	-	-	-	-	-	6,881	-	-	6,881
Warrant liability	-	-	-	-	-	-	15,217	-	-	15,217
Net Loss	-	-	-	-	-	-		-	(4,921,846)	(4,921,846)
Balance, April 30, 2009	125	$12,500	170,730,064	$170,730	16,735,453	$16,735	$20,820,672	$-	$(27,147,047)	$(6,126,410)

See accompanying notes to consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year end	Year end
	April 30, 2009	April 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,921,846)	$(3,992,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	191,256	274,773
Allowance for loss reserves	156,432	26,147
Amortization of deferred revenue	(9,567)	(24,148)
Amortization of deferred compensation	-	24,000
Amortization of beneficial conversion feature	325,000	-
Shares issued for financing costs	226,941	-
Equity based compensation	915,652	488,700
Stock based finance cost	539,240	449,926
Extinguishment of dividend payable	117,437	215,253
Change in fair value of warrant liability	15,217	-
Changes in operating assets and liabilities:	-	-
(Increase) decrease in:
Other Receivables	9,223	(32,550)
Prepaid expenses and other assets	(532,849)	(9,887)
Restricted cash	96,039	(159,959)
Deposits and other	6,881	1,725
Increase (decrease) in:
Accounts payable and accrued expenses	562,407	281,621
Net cash used in operating activities	(2,303,295)	(2,456,753)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from (payments for) motorcycles and other vehicles	449,002	(403,951)
Net proceeds from (payment for) RISC contracts	863,065	(1,852,442)
Purchase of portfolio	(72,635)	-
Net cash provided by (used in) investing activities	1,239,431	(2,256,393)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from notes from senior lender	(1,441,542)	2,044,657
Net proceeds from notes	2,248,915	2,672,600
Net Loan proceeds from other related parties	133,500	42,500
Net cash provided by financing activities	940,873	4,759,757

Net(decrease) increase in cash	$(122,992)	$46,611

Unrestricted cash and cash equivalents, beginning of period	$68,642	22,032
Unrestricted cash and cash equivalents , end of period	$(54,350)	$68,643

Cash paid for:
Interest	$570,618	$400,868
Income taxes	$2,366	$23,208

Non-Cash Investing and Financing Activities (Note N)

See accompanying notes to consolidated financial statements.

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

The Company is in the business as an originator and indirect lender for retail installment loan and lease financing for the purchase or lease of new and used motorcycles (specifically 550cc and higher) and utility-oriented 4-stroke all terrain vehicles (ATVs).

On December 10, 2008, we formed Sparta Funding LLC (“Sparta Funding”), a Delaware limited liability company, for which we are the sole member. Sparta Funding was formed as a special purpose company to borrow funds from DZ Bank (see Note M).

Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company originates leases on new and used motorcycles and other powersports vehicles from motorcycle dealers throughout the United States. The Company’s leases are accounted for as either operating leases or direct financing leases. At the inception of operating leases, no lease revenue is recognized and the leased motorcycles, together with the initial direct costs of originating the lease, which are capitalized, appear on the balance sheet as “motorcycles under operating leases-net”. The capitalized cost of each motorcycle is depreciated over the lease term, on a straight-line basis, down to the Company’s original estimate of the projected value of the motorcycle at the end of the scheduled lease term (the “Residual”). Monthly lease payments are recognized as rental income. Direct financing leases are recorded at the gross amount of the lease receivable, and unearned income at lease inception is amortized over the lease term.

The Company purchases Retail Installment Sales Contracts (“RISC”) from motorcycle dealers. The RISCs are secured by liens on the titles to the vehicles. The RISCs are accounted for as loans. Upon purchase, the RISCs appear on the Company’s balance sheet as RISC loan receivable current and long term. Interest income on these loans is recognized when it is earned.

The Company realizes gains and losses as the result of the termination of leases, both at and prior to their scheduled termination, and the disposition of the related motorcycle. The disposal of motorcycles, which reach scheduled termination of a lease, results in a gain or loss equal to the difference between proceeds received from the disposition of the motorcycle and its net book value. Net book value represents the residual value at scheduled lease termination. Lease terminations that occur prior to scheduled maturity as a result of the lessee’s voluntary request to purchase the vehicle have resulted in net gains, equal to the excess of the price received over the motorcycle’s net book value.

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

The Company evaluates its operating and retail installment sales leases on an ongoing basis and has established reserves for losses, based on current and expected future experience.

Early lease terminations also occur because of (i) a default by the lessee, (ii) the physical loss of the motorcycle, or (iii) the exercise of the lessee’s early termination. In those instances, the Company receives the proceeds from either the resale or release of the repossessed motorcycle, or the payment by the lessee’s insurer. The Company records a gain or loss for the difference between the proceeds received and the net book value of the motorcycle.

The Company charges fees to manufacturers and other customers related to creating a private label version of the Company’s financing program including web access, processing credit applications, consumer contracts and other related documents and processes. Fees received are amortized and booked as income over the length of the contract. At April 30, 2009 and 2008, the Company had recorded deferred revenue related to these contracts of $13,050 and $22,617, respectively.

The Company evaluates its operating and retail installment sales leases on an ongoing basis and has established reserves for losses, based on current and expected future experience.

Inventories

Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

Website Development Costs

The Company recognizes website development costs in accordance with Emerging Issue Task Force (“EITF”) No. 00-02, “Accounting for Website Development Costs.” As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life. Costs associated with repair or maintenance for the website are included in cost of net revenues in the current period expenses.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income Taxes

Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. As a result of implementing FIN 48, there has been no adjustment to the Company’s financial statements and the adoption of FIN 48 did not have a material effect on the Company’s consolidated financial statements for the year ending April 30, 2009.

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Fair Value Measurements

Effective May 1, 2009, the Company adopted SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 establishes a three-level fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets the lowest priority to unobservable inputs to fair value measurements of certain assets and Liabilities. The three levels of the fair value hierarchy under SFAS 157 are described below:

•
Level 1 — Quoted prices for identical instruments in active markets. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain securities that are highly liquid and are actively traded in over-the-counter markets.

•
Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value measurements. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques based on significant unobservable inputs, as well as management judgments or estimates that are significant to valuation.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. For some products or in certain market conditions, observable inputs may not always be available.

Impairment of Long-Lived Assets

In accordance with SFAS 144, long-lived assets, such as property, equipment, motorcycles and other vehicles and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows or quoted market prices in active markets if available, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At April 30, 2009 and 2008, the Company has no items of other comprehensive income.

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Segment Information

The Company does not have separate, reportable segments under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company’s principal operating segment.

Stock Based Compensation

The Company adopted SFAS No. 123(R) during third quarter of Fiscal year 2006, which no longer permits the use of the intrinsic value method under APB No. 25. The Company is recording the compensation expense on a straight-line basis, generally over the explicit service period of three to five years.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Operations. The Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Allowance for Losses

The Company has loss reserves for its portfolio of Leases and for its portfolio of Retail Installment Sales Contracts (“RISC”). The allowance for Lease and RISC losses is increased by charges against earnings and decreased by charge-offs (net of recoveries). To the extent actual credit losses exceed these reserves, a bad debt provision is recorded; and to the extent credit losses are less than the reserve, additions to the reserve are reduced or discontinued until the loss reserve is in line with the Company’s reserve ratio policy. Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past lease and RISC experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions. The Company periodically reviews its Lease and RISC receivables in determining its allowance for doubtful accounts.

The Company charges-off receivables when an individual account has become more than 120 days contractually delinquent. In the event of repossession, the asset is immediately sent to auction or held for release.

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives. Estimated useful lives of major depreciable assets are as follows:
Leasehold improvements	3 years
Furniture and fixtures	7 years
Website costs	3 years
Computer Equipment	5 years

Advertising Costs

The Company follows a policy of charging the costs of advertising to expenses incurred. During the years ended April 30, 2009 and 2008, the Company incurred advertising costs of $8,116 and $24,274, respectively.

Net Loss Per Share

The Company uses SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Per share basic and diluted net loss attributable to common stockholders amounted to $0.03 and $0.03 for the years ended April 30, 2009 and 2008, respectively. At April 30, 2009 and 2008, 37,948,231 and 87,421,173 potential shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

Liquidity

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $4,921,846 and $3,992,354 during the years ended April 30, 2009 and 2008, respectively. The Company’s liabilities exceed its assets by $6,126,410 as of April 30, 2009.

Reclassifications

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141(R) will have significant effect on its results of operations and financial condition.

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Financial Statements, an amendment of ARB No. 51” (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the balance sheets. SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 will have significant effect on its results of operations and financial condition.

In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company does not expect the adoption of SFAS No. 161 will have significant effect on its results of operations and financial condition..

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS No. 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS No. 162 will have a material effect on its financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) “ (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

In June 2008, the FASB issued Emerging Issues Task Force No. 07-5 (EITF 07-5), Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock. EITF 07-5 requires entities to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock by assessing the instrument’s contingent exercise provisions and settlement provisions. Instruments not indexed to their own stock fail to meet the scope exception of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities , paragraph 11(a), and should be classified as a liability and marked-to-market. The statement is effective for fiscal years beginning after December 15, 2008 and is to be applied to outstanding instruments upon adoption with the cumulative effect of the change in accounting principle recognized as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the provisions of EITF 07-5.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

NOTE B - MOTORCYCLES AND OTHER VEHICLES UNDER OPERATING LEASES

Motorcycles and other vehicles under operating leases at April 30, 2009 and 2008 consist of the following:

	2009	2008
Motorcycles and other vehicles	$911,008	$1,612,962
Less: accumulated depreciation	(256,485)	(336,100)
Motorcycles and other vehicles, net of accumulated depreciation	654,523	1,276,862
Less: estimated reserve for residual values	(32,726)	(25,231)
Motorcycles and other vehicles under operating leases, net	$621,797	$1,251,630

At April 30, 2009, motorcycles and other vehicles are being depreciated to their estimated residual values over the lives of their lease contracts. Depreciation expense for vehicles for the years ended April 30, 2009 and 2008 was $173,337 and $241,834, respectively. All of the assets are pledged as collateral for the note described in Note E.

The following is a schedule by years of minimum future rentals on non-cancelable operating leases as of April 30, 2009:

Year ending April 30,
2010	$80,313
2011	55,857
2012	29,127
2013	12,996
2014	118
Total	$178,411

NOTE C - INVENTORY

Inventory is comprised of repossessed vehicles and vehicles which have been returned at the end of their lease. Inventory is carried at the lower of depreciated cost or market, applied on a specific identification basis. At April 30, 2009, the Company had repossessed vehicles of value $12,514 which will be resold.

NOTE D – RETAIL (RISC) LOAN RECEIVABLES

RISC loan receivables, which are carried net of reserves, were $3,248,001 and $4,260,002 at April 30, 2009 and 2008, respectively. As of April 30, 2009 and 2008, the Company had deficiency receivables of $122,554 and $30,697, respectively. At April 30, 2009 and 2008, the reserve for doubtful RISC loan receivables was $235,249 and $86,312, respectively.

The following is a schedule by years of future payments related to these receivables. Certain of the assets are pledged as collateral for the note described in Note F.

Year ending April 30,
2010	$1,001,663
2011	1,020,347
2012	929,358
2013	498,460
2014	33,422
Total Due	$3,483,250

NOTE E - PROPERTY AND EQUIPMENT

Major classes of property and equipment at April 30, 2009 and 2008 consist of the followings:

	2009	2008
Computer equipment, software and furniture	$191,247	$191,247
Less: accumulated depreciation and amortization	(147,905)	(129,986)
Net property and equipment	$43,342	$61,261

Depreciation and amortization expense related to property and equipment was $17,919 and $27,286 for the years ended April 30, 2009 and 2008, respectively.

NOTE F - SENIOR SECURED NOTES PAYABLE

(a)
The Company finances certain of its leases through a third party. The repayment terms are generally one year to five years and the notes are secured by the underlying assets. The weighted average interest rate at April 30, 2009 is 10.33%.

(b)
On October 31, 2008, the Company purchased certain loans secured by a portfolio of secured motorcycle leases (“Purchased Portfolio”) for a total purchase price of $100,000. The Company paid $80,000 at closing and agreed to pay the remaining $20,000 upon receipt of additional Purchase Portfolio documentation. Proceeds from the Purchased Portfolio start accruing to the Company beginning November 1, 2008.

To finance the purchase, the Company issued a $150,000 Senior Secured Note dated October 31, 2008 (“Senior Secured Note”) in exchange for $100,000 from the Senior Secured Note holder. Terms of the Senior Secured Note require the Company to make semi-monthly payments in amounts equal to all net proceeds from Purchased Portfolio lease payments and motorcycle asset sales received until the Company has paid $150,000 to the Senior Secured Note holder. The Company is obligated to pay any remainder of the Senior Secured Note by November 1, 2009 and has granted the Senior Secured Note holder a security interest in the Purchased Portfolio.

Once the Company has paid $150,000 to the Senior Secured Note holder from Purchased Portfolio proceeds, the Company is obligated to pay fifty percent of all net proceeds from Purchased Portfolio lease payments and motorcycle asset sales until the Company and the Senior Secured Note holder mutually agree the Purchase Portfolio has no remaining proceeds.

As of April 30, 2009, the Company carries the Purchased Portfolio at $72,635 representing its $100,000 cost, which is less than its estimated market value, less collections through the period. The Company carries the liability for the Senior Secured Note at $106,516, which is net of note reductions and is net of $25,000 in deferred financing costs that will be amortized over the estimated term of the Senior Secured Note.

NOTE F - SENIOR SECURED NOTES PAYABLE (continued)

At April 30, 2009, the notes payable mature as follows:

Year ended April 30,	Amount
2010	$1,051,197
2011	1,103,373
2012	990,781
2013	525,831
2014	23,656
Total Due	$3,694,838

NOTE G – NOTES PAYABLE

Notes Payable	April 30, 2009	April 30, 2008
Convertible notes (a)	$4,055,560	$2,665,359
Notes payable (b)	547,500	490,000
Bridge loans (c)	176,000	275,000
Collateralized note (d)	220,000	-
Convertible note (e)	103,399	150,000
Total	$5,102,458	$3,812,859

(a)
As of April 30, 2009, the Company had outstanding convertible unsecured and convertible demand notes with an original aggregate principal amount of $4,292,359, which accrues interest ranging from 6% to 10% per annum.  The majority of the notes are convertible into shares of common stock, at the Company’s option, ranging from $0.013 to $0.08 per share. The Company had outstanding notes that are convertible, at the holder’s option, of $403,399 with a conversion price of $0.06 per share.

As of April 30, 2009, the aggregate outstanding balance due on the convertible notes was $4,055,559. The majority of the notes were past due with the remaining notes maturing by September 2009.

On July 28 and July 29, 2009, $3,727,559 of the outstanding convertible notes plus all the accrued interest were converted into 120,842,934 shares of the Company’s common stock. Holders of an additional $228,000 notes plus accrued interest will be converted into approximately 8,000,000 shares of common stock. These are demand notes.

Subsequent to April 30, 2009, note holders with outstanding balances totaling $100,000, which are current, have agreed to contingently convert their notes plus accrued interest into approximately 3,500,000 shares of the Company’s common stock upon the Company’s ability to meet all conditions precedent to begin drawing down on the DZ Bank’s credit facility.

(b)
As of April 30, 2009, the Company had outstanding unsecured notes with an original principal amount of $547,500, which accrues interest ranging from 6% to 12% per annum of which the majority were past due with the remaining notes maturing by September 2009 On July 28 and July 29, 2009, $27,500 of these outstanding notes and the accrued interest thereon was converted into 949,666 shares of the Company’s common stock. The holder of an additional $30,000 in notes has agreed to convert their notes and the accrued interest thereon into approximately 1,000,000 shares of the Company’s common stock .Subsequent to April 30, 2009, note holders with outstanding balances totaling $336,000, which are current, have agreed to contingently convert their notes plus accrued interest into approximately 12,000,000 shares of the Company’s common stock upon the Company’s ability to meet all conditions precedent to begin drawing down on the DZ Bank’s credit facility.

NOTE G – NOTES PAYABLE (continued)

(c)
During the year ended April 30, 2007, the Company sold to five accredited investors bridge notes in the aggregate amount of $275,000. The bridge notes were originally scheduled to expire on various dates through November 30, 2006, together with simple interest at the rate of 10%. The notes provided that 100,000 shares of the Company’s unregistered common stock are to be issued as “Equity Kicker” for each $100,000 of notes purchased, or any prorated portion thereof. The Company had the right to extend the maturity date of notes for 30 to 45 days, in which event the lenders were entitled for “additional equity” equal to 60% of the “Equity Kicker” shares. In the event of default on repayment by the Company, the notes provided for a 50% increase in the “Equity Kicker” and the “Additional Equity” for each month, as penalty, that such default has not been cured, and for a 20% interest rate during the default period. The repayments, in the event of default, of the notes are to be collateralized by certain security interest. The maturity dates of the notes were subsequently extended to various dates between December 5, 2006 to December 30, 2006, with simple interest rate of 10%, and Additional Equity in the aggregate amount of 165,000 unregistered shares of common stock to be issued. Thereafter, the Company was in default on repayment of these notes. During the year ended April 30, 2009, $99,000 of these loans was repaid. The holder of one remaining note for $100,000 plus the accrued interest thereon has agreed to convert into approximately 3,500,000s hares of the Company’s common stock. (See Subsequent Events). The holders of the remaining $76,000 notes have agreed to contingently convert those notes plus accrued interest into approximately 3,800,000 shares of the Company’s common stock upon the Company’s ability to meet all conditions precedent to begin drawing down on the DZ Bank credit facility.

(d)
During the year ended April 30, 2009, the Company sold a secured note in the amount of $220,000. The notes bore 12.46% simple interest. The note matured on October 29, 2010 and was secured by a second lien on a pool of motorcycles. In July 2009, the note holder agreed to convert the note and all accrued interest thereon into 12,000,000 shares of the Company’s common stock.

(e)
On September 19, 2007, the Company sold to one accredited investor for the purchase price of $150,000 securities consisting of a $150,000 convertible debenture due December 19, 2007, 100,000 shares of unregistered common stock, and 400,000 common stock purchase warrants. The debentures bear interest at the rate of 12% per year compounded monthly and are convertible into shares of the Company’s common stock at $0.0504 per share. The warrants may be exercised on a cashless basis and are exercisable until September 19, 2009  at $0.05 per share. In the event the debentures are not timely repaid, the Company is to issue 100,000 shares of unregistered common stock for each thirty day period the debentures remain outstanding. The Company has accrued interest and penalties as per the terms of the note agreement. In May, 2008, the Company repaid $1,474 of principal and $3,526 in accrued interest. Additionally, from April 26, 2008 through April 30, 2009, a third party to the note paid, on behalf of the Company, $41,728 of principal and $15,272 in accrued interest on the note, and the note holder converted $3,399 of principal and $6,601 in accrued interest into 200,000 shares of our common stock. As of April 30, 2009, the balance outstanding was past due.

NOTE H - LOANS PAYABLE TO RELATED PARTIES

During the year ended April 30, 2009, the Company borrowed $136,000 from a Director of the company on a demand basis without interest and repaid $2,500 to the one of the officers.

During the year ended April 30, 2008, the Company borrowed $249,760 from a Director and three officers of the company on a demand basis without interest and repaid $5,000 to the Director.

At April 30, 2008 and 2009, included in accounts receivable, are $169 and $2,354, respectively, due from American Motorcycle Leasing Corp., a company controlled by a director and formerly controlled by the Company’s Chief Executive Officer, for the purchase of motorcycles.

NOTE I - FAIR VALUE MEASUREMENTS

The following table sets forth certain liabilities as of April 30, 2009 which are measured at fair value on a recurring basis by level within the fair value hierarchy. As required by SFAS No. 157, these are classified based on the lowest level of input that is significant to the fair value measurement, (in thousands):

(in thousands)	Level 1	Level 2	Level 3
RISC Loan receivables	$	$3,248,001	$
Senior secured notes payable				3,694,838
Loans payable-related party				378,260
Notes payable				$5,102,458

NOTE J - EQUITY INSTRUMENTS

The Company is authorized to issue 10,000,000 shares of preferred stock with $0.001 par value per share and $100 stated value per share, of which 35,850 shares have been designated as Series A Redeemable Preferred Stock, and 340,000,000 shares of common stock with $0.001 par value per share. As of April 30, 2009 and 2008, the Company has issued and outstanding 125 and 825 shares of preferred stock issued and outstanding, respectively. The Company has 170,730,064 and 130,798,657 shares of common stock issued and outstanding as of April 30, 2009 and 2008, respectively.

NOTE J - EQUITY INSTRUMENTS (continued)

Common Stock

In July 2007, the Company entered into a three month consulting agreement with a consulting firm pursuant to which the Company issued five year warrants to purchase 1,000,000 shares of unregistered common stock at $0.05 per share. The agreement had called for the issuance of additional warrants on a performance basis; however the agreement was cancelled with no further issuance of warrants required. The unvested warrants have been valued at $48,122 using the Black-Sholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 181%; (3) risk-free interest rate of 4.94%. The warrants are fully vested and expire if unexercised in five years.

In August 2007, the Company amended an April, 2007 agreement with a consultant and entered into a new three month consulting agreement with the consultant which agreement calls for cash payments by the Company of $3,000, which has been paid, and 1,100,000 shares of unregistered common stock valued at $77,000 (which were issued in May 2007 in conjunction with the April 2007 agreement) based upon the consultants performance under the agreement.

In September 2007, the Company, pursuant to a consulting agreement, issued to the consultant 100,000 shares of its unregistered common stock valued at $7,000.00. The Company, also, issued five year warrants to purchase 400,000 shares of unregistered common stock at $0.05 per share. The warrants which are fully vested have been valued at $27,107 using the Black-Scholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 181%; (3) risk-free interest rate of 4.52%, and expire if unexercised in five years.

In October 2007, the Company entered into a consulting agreement for financial advisory services with an individual pursuant to which the Company issued five year warrants to purchase 375,000 shares of unregistered common stock at $0.05 per share. The warrants which are fully vested have been valued at $18,038 using the Black-Scholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 181%; (3) risk-free interest rate of 4.53%, and expire if unexercised in five years.

In October 2007, pursuant to the terms and provisions of their loans, the company issued to four individuals 2,690,000 shares of its unregistered common stock valued at $209,350.

In November 2007, the Company issued to an individual 10,000 shares of its unregistered common stock valued at $600.00 as an inducement for a loan.

In January 2008, pursuant to the terms and provisions of their loans, the company issued to four individuals 440,000 shares of its unregistered common stock valued at $33,800.

In January 2008, the Company, pursuant to a consulting agreement, issued to the consultant 500,000 shares of its unregistered common stock valued at $20,000.

On January 31, 2008, the Company issued five year warrants to purchase 1,632,833 shares of its unregistered common stock at a price of $0.0438 per share to a corporation pursuant to a placement agency agreement. The warrants which are fully vested have been valued at $93,420 using the Black-Scholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 178%; (3) risk-free interest rate of 2.8%, and expire if unexercised in five years.

NOTE J - EQUITY INSTRUMENTS (continued)

On February 14, 2008, the Company, pursuant to a consulting agreement, issued to the consultant 1,000,000 shares of unregistered common stock valued at $80,000. The consulting agreement, unless cancelled, required the Company to issue up to 4,000,000 additional shares of unregistered common stock to the consultant, in tranches of 1,000,000 shares each, on the three, six, nine and twelve month anniversary dates of the agreement. The agreement was cancelled as of March 31, 2008 with no further issuance of shares required.

In February 2008, pursuant to the terms and provisions of their loans, the Company issued to five individuals 540,000 shares of its unregistered common stock valued at $46,800.

In February 2008, the Company issued to four individuals 262,500 shares of its unregistered common stock valued at $13,250.00 as an inducement for loans.

In March 2008, pursuant to the terms and provisions of their loans, the Company issued to six individuals 520,000 shares of its unregistered common stock valued at $59,600.

In April 2008, pursuant to the terms and provisions of their loans, the Company issued to six individuals 420,000 shares of its unregistered common stock valued at $38,400.

During the fiscal year ended April 30, 2009, the Company issued an aggregate of 2,000,000 shares of unregistered common stock valued at $125,000 to the four members of its Advisory Council.

During the fiscal year ended April 30, 2009, the Company issued an aggregate of 5,882,000 shares of unregistered common stock valued at $407,520 to thirteen note holders pursuant to the terms and provisions of their loans.

During the fiscal year ended April 30, 2009, the Company issued an aggregate of 1,390,000 shares of unregistered common stock valued at $91,500 to ten individuals as an inducement for loans.

During the fiscal year ended April 30, 2009, pursuant to two consulting agreements, the Company issued a net of 5,484,769 shares of unregistered common stock valued at $463,629 to two consulting firms. One agreement was subsequently cancelled and the consultant returned 1,015,231 shares of the 6,000,000 issued valued at $91,371. The second agreement dated January 1, 2009 called for the payment of $15,000 per month, the issuance of 500,000 shares of common stock and the issuance of 1,500,000 five year common stock purchase warrants, issued at the rate of 250,000 per month commencing January 2009 at various escalating exercise prices. This agreement was suspended in February 2009 and remains suspended as of August 1, 2009. As a result of this suspension, only 500,000 shares and 250,000 warrants, exercisable at $0.05, have been issued and one monthly payment was made.

During the fiscal year ended April 30, 2009, the Company issued an aggregate of 1,875,000 shares of common stock to five individuals who converted 292,500 shares of Series A Redeemable Preferred Stock, of which 222,500 were converted in prior years..

During the fiscal year ended April 30, 2009, the Company issued an aggregate of 23,299,637 shares of unregistered common stock to eighteen convertible note holders who converted $827,800 principal amount of notes and $99,942 in accrued interest thereon.

During the years ended April 30, 2009 and 2008, the Company expensed $871,038 and $488,700 respectively, in non-cash charges related to stock and option compensation expense.

NOTE J - EQUITY INSTRUMENTS (continued)

Series A Redeemable Preferred Stock

On July 20, 2007, one shareholder holding 16,745 shares of preferred stock converted those shares into 10,733,974 shares of common stock and forgave $215,253 in accumulated but unpaid dividends on the preferred shares. On January 31, 2008, three shareholders holding 2,225 shares of preferred stock converted those shares into 1,426,230 shares of common stock. In February 2009, one shareholder converted 20,000 shares of preferred stock into 128,210 shares of common stock. In April 2009, one shareholder converted 50,000 shares of preferred stock into 320,510 shares of common stock. Of the shares of common stock issuable upon conversion of the preferred shares 10,733,980 had not been physically issued as of April 30, 2009. These unissued shares are not included in the outstanding shares. The forgiven dividends were recognized as additional paid-in capital. Pursuant to the Certificate of Designation of the Series A Redeemable Preferred Stock, all accumulated but un-paid dividends thereon shall be extinguished. Therefore, $117,437 of previously accrued dividends were recognized as additional paid-in-capital.

NOTE K - INCOME TAXES

At April 30, 2009 and 2008, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $24,500,000 and $19,846,000, respectively, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Also, due to change in the control after reverse acquisition of Sparta Commercial Services, Inc., the Company’s past accumulated losses to be carried forward may be limited.

Components of deferred tax assets as of April 30, 2009 and 2008 are as follows:

	April 30,
	2009	2008
Noncurrent:
Net operating loss carry forward	$6,860,000	$5,739,200
Valuation allowance	(6,860,000)	(5,739,200)
Net deferred tax asset	$-	$-

The valuation allowance and increased by $1,120,800 and $1,224,000 during the years ended April 30, 2009 and 2008, respectively.

NOTE L - STOCK OPTIONS AND WARRANTS

On April 29, 2005, the Company issued to the Chief Operating Officer non qualified stock options to purchase 875,000 shares of the company’s common stock at an exercise price of $0.605 per share. The options have a five year life.

During December 2005, the Company granted options to purchase an aggregate of 160,000 shares of common stock to two employees. The options have been valued at $75,795 using the Black-Sholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 177%, (3) risk-free interest rate of 4.38%, and (4) expected life of 3 years. The options have an exercise price of $0.59, vest over a 38 month period and expire if unexercised in ten years.

NOTE L - STOCK OPTIONS AND WARRANTS (continued)

During the year ended April 30, 2007, the Company granted options to purchase an aggregate of 4,500,000 shares of common stock to one employee and one Director. At grant date, 1,000,000 options vested immediately. The vested and unvested options have been valued at $636,433 using the Black-Scholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 131%; (3) risk-free interest rate of 5.04% and 5.24%, vest over a 36 month period and expire if unexercised in five years.

During the year ended April 30, 2008, the Company granted options to purchase an aggregate of 1,170,000 shares of common stock to thirteen employees. However, four employees left during the three months ended July 31, 2007 and two employees left during the three months ended January 31, 2008. As a result of these resignations, 530,000 unexercised options were cancelled. During the year ended April 30, 2009, two employees left as a result, 150,000 unexercised options were cancelled. The remaining vested and unvested options have been valued at $40,285 using the Black-Scholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 143%; (3) risk-free interest rate of 4.76%, vest over a 48 month period and expire if unexercised in ten years.

During the year ended April 30, 2009, the Company issued warrants to purchase an aggregate of 250,000 shares of common stock to a consultant. The warrants have been valued at $17,423 using the Black-Sholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 248%, (3) risk-free interest rate of 1.72%, and (4) expected life of 5 years. The warrants have an exercise price of $0.05 and are fully vested.

During the year ended April 30, 2009, the Company issued warrants to purchase an aggregate of 694,444 shares of common stock to one accredited investor in connection with the sale of a convertible note. The warrants have been valued at $40,811 using the Black-Sholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 285%, (3) risk-free interest rate of 1.27%, and (4) expected life of 3 years. The warrants have an exercise price of $0.15 and are fully vested.

During the year ended April 30, 2009, the Company issued warrants to purchase an aggregate of 200,000 shares of common stock to two individuals in connection with their services to the Company. The warrants have been valued at $5,979 using the Black-Sholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 268%, (3) risk-free interest rate of 1.41%, and (4) expected life of 5 years. The warrants have an exercise price of $0.15 and are fully vested.

The Company adopted SFAS No. 123(R) during third quarter of Fiscal year 2006, which no longer permits the use of the intrinsic value method under APB No. 25. The Company uses the modified prospective method to adopt SFAS No. 123(R), which requires compensation expense to be recorded for all stock-based compensation granted on or after January 1, 2006, as well the unvested portion of previously granted options. The Company is recording the compensation expense on a straight-line basis, generally over the explicit service period of three years. The Company made no stock-based compensation grants prior to the adoption of Statement 123(R) and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006.

NOTE L - STOCK OPTIONS AND WARRANTS (continued)

The following table summarizes common stock options issued to officers, directors and employees outstanding and the related exercise price.

Options Outstanding			Options Exercisable
Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
6,025,000	5.05	$0.25	4,515,000	$0.27

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at April 30, 2007	5,535,000	$0.26
Granted	1,170,000	0.10
Exercised	-	-
Canceled or expired	(530,000)	0.10
Outstanding at April 30, 2008	6,175,000	$0.24
Granted	-	-
Exercised	-	-
Canceled or expired	(150,000)	0.10
Outstanding at April 30, 2009	6,025,000	$0.24

The weighted-average fair value of stock options granted during the years ended April 30, 2009 and 2008 was $0.00 and $0.09, respectively, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant Assumptions (weighted average):	2009	2008
Risk free interest rate at grant date:	-	2.49%
Expected stock price volatility	-	164%
Expected dividend payout	-	0
Expected options life in years(a)	-	3

(a)	The expected option/warrant life is based on vested dates.

There were no options granted during the year ended April 30, 2009. The options granted in the year ended April 30, 2008 had an intrinsic value of $21,346.

NOTE L - STOCK OPTIONS AND WARRANTS (continued)

b)	The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.215	1,755,537	1.78	$0.215	1,755,537	$0.215
$0.15	694,444	2.96	$0.15	694,444	$0.15
$0.05	2,225,000	3.24	$0.05	2,225,000	$0.05
$0.0438	1,632,833	3.29	$0.0438	1,632,833	$0.0438
$0.088	100,000	.63	$0.088	100,000	$0.088
	6,407,814	2.78	$0.10	6,407,814	$0.10

Transactions involving stock warrants issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at April 30, 2007	12,804,454	$0.197
Granted	3,407,833	$0.050
Exercised	-	$-
Canceled or expired	(6,261,414)	$0.195
Outstanding at April 30, 2008	9,950,873	$0.147
Granted	1,144,444	$0.111
Exercised	-	$-
Canceled or expired	(4,687,503)	$0.195
Outstanding at April 30, 2009	6,407,814	$0.108

The weighted-average fair value of stock warrants granted to non-employees during the years ended April 30, 2009 and 2008 was $0.05 and $0.05 respectively, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2009	2008
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	1.39%	2.82%
Expected stock price volatility	277%	178%
Expected dividend payout	-	-
Expected option life-years	yrs	4 yrs

The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $59,831 and $247,160 and for the years ended April 30, 2009 and 2008, respectively.

NOTE M - COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

In October 2004, the Company entered into a lease agreement with an unrelated party for office space in New York City from December 1, 2004 through November 30, 2007. This lease was renewed on October 24, 2007 for an additional 5 years. Total lease rental expense for the years ended April 30, 2009 and 2008, was $310,419 and $225,953, respectively.

Commitments for minimum rentals under non-cancelable leases Including Contractual charge for water and sprinkler are:

April 30, 2010	$297,590
April 30, 2011	$304,985
April 30, 2012	$312,565
November 30, 2012	$184,947

Secured Senior Credit Facility

In December 2008 the Company, along with our wholly-owned subsidiary, Sparta Funding LLC, a Delaware limited liability company, entered into a $25,000,000 committed (through December 18, 2009), extendable (with the consent of the lender), secured credit facility with DZ Bank AG Deutsche Zentral–Genossenschaftsbank, Frankfurt am Main, New York Branch pursuant to a Revolving Credit Agreement which allows Sparta Funding to borrow up to 80% of the value of a powersports vehicle in the case of leased vehicles or up to 80% of the amount financed by the ultimate purchaser in the case of vehicles, which are financed, in each case subject to over-concentration and eligibility criteria, at a floating interest rate equal to the commercial paper rate plus 275 basis points (assuming DZ Bank funds such advances with commercial paper). The Company will serve as originator and servicer of the leases and purchases financed by Sparta Funding through the DZ Bank credit facility. The Company is required to satisfy certain tangible net worth and committed capital thresholds as a condition of accessing funds under the DZ Bank credit facility. As of April 30, 2009, the Company had not met the net worth or committed capital in order to utilize the credit facility.

Employment and Consulting Agreements

The Company does not have employment agreements with any of its non-executive employees.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The Company entered into an employment agreement, dated as of July 12, 2004, with Anthony L. Havens, our Chief Executive Officer. The employment is for a term of five years. The employment term is to be automatically extended for one five-year period, and additional one-year periods, unless written notice is given three months prior to the expiration of any such term that the term will not be extended. He is entitled to six weeks of paid vacation per year, and health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is generally made available to other senior executives. He did not receive any equity compensation as part of this agreement.

NOTE M - COMMITMENTS AND CONTINGENCIES (continued)

On November 1, 2004, the Company entered into an employment agreement with Richard P. Trotter. The term of employment is one year, and is to be automatically extended for one two-year period, and an additional two-year period, unless written notice is given three months prior to the expiration of any such term that the term will not be extended. Under the agreement, the Company agreed to issue 125,000 shares of common stock during the course of the agreement. The grant of shares is subject to vesting and subject to continued employment. At April 30, 2007, 75,000 shares vested, of which 50,000 shares are yet to be issued. On November 1, 2008 and 2007, 12,500 shares and 25,000 shares, respectively, vested and are yet to be issued. The remainder of the shares are subject to vesting on November 1, 2009. During the years ended April 30, 2009 and 2008, the Company has recorded $10,000 and $20,000, respectively, as expense as per this employment agreement.

The Company entered into an employment agreement, effective September 22, 2006, with Anthony W. Adler, to serve as our Executive Vice President and interim Chief Financial Officer. The term of employment is three years. The employment term may be extended for one year upon written agreement by the Company and Mr. Adler. He was granted options for 4,000,000 shares of our common stock. The grant of options is subject to vesting and subject to continued employment. On September 22, 2006, 2007, and 2008, options for 800,000 shares, 800,000 shares, and 1,200,000 shares, respectively, vested, and the remaining options to purchase 1,200,000 shares are to vest on September 22, 2009. He is entitled to four weeks of paid vacation during the first year of employment, and five weeks per year thereafter. He is entitled to health insurance and other employee benefits on the same basis as is made generally available to other employees. He is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies.

Litigation
The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE N - NON-CASH FINANCIAL INFORMATION

During the year ended April 30, 2009, the Company:

•	Issued 2,000,000 shares of unregistered common stock, valued at $125,000, to four individuals for their services as members of our Advisory Council.
•	Issued 5,882,000 shares of unregistered common stock, valued at $407,520, to thirteen individuals pursuant to the terms and provisions of their loans.
•	Issued 1,390,000 shares of unregistered common stock valued at $91,500 to ten individuals as an inducement for loans.
•	Issued a net of 5,484,769 shares of unregistered common stock valued at $463,629 to two consulting firms.

During the year ended April 30, 2008, the Company:

•	Issued 2,700,000 shares of unregistered common stock, valued at $184,000, to two individuals and two corporations for consulting services.
•	Issued 272,500 shares of unregistered common stock, valued at $13,850, to five individuals as inducements to make loans to the Company.
•	Issued 4,610,000 shares of unregistered common stock, valued at $378,350, to six individuals as penalty shares pursuant to note agreements.

NOTE O – SUBSEQUENT EVENTS

During the three months ended July 31, 2009, the Company sold to five accredited investors four month unsecured notes and warrants in the aggregate amount of $165,000. The warrants are for a term of three years and entitle the holder to purchase a total of 4,853,153 shares of our common stock at $0.15 per share The notes bore 8% simple interest, payable in cash or shares, at the Company’s option, with principal and accrued interest payable at maturity. At the Company’s option, the notes were convertible into shares of common stock ranging from $0.02 to $0.048 per share. The notes were to mature on various dates through November 8, 2009. These notes plus accrued interest thereon were converted into shares of common stock in July 2009.

During the three months ended July 31, 2009, the Company sold to one accredited investor a four month unsecured 10% note due November 8, 2009 in the amount of $20,000. As an inducement for the loan, the Company issued to the investor 40,000 shares of the Company’s unregistered common stock.

During the three months ended July 31, 2009, the Company sold to one accredited investor unsecured 8% demand notes in the aggregate amount of $149,000. At the Company’s option, the notes are convertible into shares of common stock ranging from $0.02 to $0.048 per share.

During the three months ended July 31, 2009, the Company sold to one accredited investor unsecured 10% note in the amount of $20,000. At the investor’s option, the notes are convertible into shares of common stock at $0.02 per share.

NOTE O – SUBSEQUENT EVENTS (continued)

During the three months ended July 31, 2009, pursuant to the terms of a March, 2009 consulting agreement, the Company issued 2,500,000 shares of its unregistered common stock valued at $75,000. The agreement requires the Company to issue an additional 3,500,000 shares, payable 500,000 per month in arrears.

During the three months ended July 31, 2009, the Company issued 388,086 shares of its common stock to two individuals, Pursuant to its 2009 Consultant Stock Plan, in payment of $15,747 for services.

During the three months ended July 31, 2009, pursuant to the terms of his note, the Company issued 200,000 shares of its unregistered common stock to one note holder in payment of $6,600.99 in accrued interest and $3,399.01 for principal reduction of the note.

In July 2009, pursuant to the terms of their note agreements, note holders converted $3,727,755 amount of notes and accrued interest thereon into 118,632,122 shares of the Company’s common stock.

Note holders of an additional $938,000 notes have agreed to convert their notes plus accrued interest thereon into shares of the Company’s common stock upon the agreement of the Company’s Senior Secured Lender that the Company has met all conditions precedent to begin drawing down on the Company’s credit facility with them.

On May 1, 2009, the Company adopted its 2009 Consultant Stock Plan. The plan provides for the issuance of up to 10,000,000 shares of the Company’s common stock, pursuant to stock awards, to eligible consultants. The plan is effective for ten years.

Preferred Stock Purchase Agreement

On July 24, 2009, we designated 1,000 shares as Series B Preferred Stock. The Series B shares, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank senior to our common stock and any other class or series of preferred stock, and junior to all of our existing and future indebtedness. The Series B shares accrue dividends at an annual rate of 10%. Accrued dividends are payable upon redemption of the Series B shares. Our common stock may not be redeemed while Series B shares are outstanding. The Series B certificate of designations provides that, without the approval of a majority of the Series B shares, we cannot authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B shares, liquidate, dissolve or wind-up our business and affairs, or effect certain fundamental corporate transactions, or otherwise alter or change adversely the powers, preferences or rights given to the Series B shares. The Series B shares have a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon upon liquidation, including upon consummation of certain fundamental corporate transactions, dissolution, or winding up of our company. The Series B shares are redeemable at our option on or after the fifth anniversary of the date of its issuance.

On July 29, 2009, we entered into a Preferred Stock Purchase Agreement with Optimus Capital Partners, LLC (“Optimus”), an unaffiliated investment fund. Under the agreement, Optimus is committed to purchase up to $5,000,000 of our Series B Preferred Stock for a one year period. From time to time, we may send a notice requiring Optimus to purchase shares of our Series B Preferred Stock, subject to satisfaction of certain closing conditions. Optimus will not be obligated to purchase the Series B Preferred Stock (i) in the event the closing price of our common stock during the nine trading days following delivery of a purchase notice falls below 75% of the closing price on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in Optimus and its affiliates beneficially owning more than 9.99% of our common stock.

We agreed, to file after each drawn down, and to seek and maintain effectiveness of, a registration statement covering the shares underlying the issued warrants. On the earlier of the first draw down or 6 months from the date of the agreement, we are to pay a non-refundable commitment fee of $250,000.00 to Optimus. Pursuant to a concurrent transaction between Optimus may borrow up to 33,990,000 shares of our common stock from several of our non-affiliated stockholders. On July 31, 2009, pursuant to the agreement, we requested Optimus to purchase 90 shares of our Series B Preferred Stock valued at $900,000 and issued 13,500,000 five year warrants to purchase 13,500,000 shares of common stock at $0.09 per share.

NOTE O – SUBSEQUENT EVENTS (continued)

On the date of delivery of each purchase notice under the agreement, we will also issue to Optimus five-year warrants to purchase our common stock at an exercise price equal to the closing price of our common stock on the trading day prior to the delivery date of the notice. The number of shares issuable upon exercise of the warrant will be equal in value to 135% of the purchase price of the Series B Preferred Stock to be issued in respect of the related notice. Each warrant will be exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of common stock issuable upon exercise of such warrant becomes effective and (ii) the date that is six months after the issuance date of such warrant.

On May 1, 2009, the Company adopted its 2009 Consultant Stock Plan. The plan provides for the issuance of up to 10,000,000 shares of the Company’s common stock, pursuant to stock awards, to eligible consultants. The plan is effective for ten years.

NOTE P - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during the period October 1, 2001 (date of inception) through April 30, 2009, the Company incurred losses of $27,147,047. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the Company’s efforts will be successful. While the planned principal operations have commenced, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company’s management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

The Company believes that the agreement with Optimus will allow us to negate the going concern issue.

SPARTA COMMERCIAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2009 (Unaudited)	April 30, 2009
ASSETS

Cash and cash equivalents	$3,713	$2,790
RISC loan receivable, current, net of reserve of $200,943 and $235,249 as of July 31, 2009 and April 30, 2009, respectively (NOTE D)	2,716,084	3,248,001
Motorcycles and other vehicles under operating leases, net of accumulated depreciation of $238,490 and $256,485, as of July 31,2009 and April 30, 2009, respectively and loss reserve of $28,040 and $32,726, as of July 31, 2009 and April 30, 2009, respectively (NOTE B)	540,766	621,797
Interest receivables	40,789	49,160,
Purchased Portfolio (NOTE F)	54,695	72,635
Accounts receivable	48,018	17,899
Inventory (NOTE C)	15,116	12,514
Property and equipment, net of accumulated depreciation and amortization of $152,385 and $147,905, respectively (NOTE E)	38,862	43,342
Prepaid expenses	504,500	593,529
Restricted cash	271,650	348,863
Deposits	48,967	48,967
Total assets	$4,283,159	$5,059,497

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Bank overdraft	$19,975	$57,140
Accounts payable and accrued expenses	1,620,137	1,851,876
Notes payable - Senior Lender (NOTE F)	3,127,230	3,694,838
Notes payable (NOTE G)	1,723,899	5,102,458
Loans payable related parties (NOTE H)	378,260	378,260
Other liabilities	-	88,285
Deferred revenue	11,700	13,050
Total liabilities	6,881,202	11,185,907

Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized of which 35,850 shares have been designated as Series A Redeemable Preferred Stock, with a stated value of $100 per share, 125 and 125 shares issued and outstanding, as of July 31, 2009 and April 30, 2009, respectively	$12,500	$12,500
Common stock, $0.001 par value; 340,000,000 shares authorized, 308,656,684 and 170,730,064 shares issued and outstanding, as of July 31, 2009 and April 30, 2009, respectively	308,657	170,730
Common stock to be issued, 1,540,950 and 16,735,453 shares, as of July 31, 2009 and April 30, 2009, respectively	1,541	16,735
Additional paid-in capital	25,220,953	20,820,672
Accumulated deficit	(28,141,694)	(27,147,047)
Total stockholders’ deficit	(2,598,043)	(6,126,410)

Total liabilities and stockholders’ deficit	$4,283,159	$5,059,497

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
FOR THE THREE MONTHS ENDED JULY 31, 2009 AND 2008
(UNAUDITED)

	Three Months Ended
	July 31,
	2009	2008

Revenue:
Rental Income, Leases	$53,068	$89,694
Interest Income, Loans	138,865	204,044
Other	24,870	101,182
Total Revenues	216,804	394,919

Operating expenses:
General and administrative	592,197	1,364,152
Depreciation and amortization	122,692	61,083

Total operating expenses	714,889	1,425,235

Loss from operations	(498,085)	(1,030,316)

Other expense:
Interest expense and financing cost, net	(496,371)	(678,727)

Net loss	(994,456)	(1,709,042)

Preferred dividend payable	191	1,261

Net loss attributed to common stockholders	$(994,647)	$(1,710,304)

Basic and diluted loss per share	$(0.01)	$(0.01)

Basic and diluted loss per share attributed to common stockholders	$(0.01)	$(0.01)

Weighted average shares outstanding	178,702,244	146,924,245

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF (DEFICIENCY IN) STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED JULY 31, 2009

	Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid in	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total
Balance, April 30, 2009	125	$12,500	170,730,064	$170,730	16,735,453	$16,735	$20,820,672	$-	$(27,147,047)	$(6,126,410)
Cancellation of shares	-	-	(400)	(0.40)	-	-	0.4	-	-	-
Sale of Stock	-	-	-	-	1,007,049	1,007	48,993	-	-	50,000
Shares issued for Preferred Stock Conversion	-	-	10,733,974	10,733	(10,733,980)	(10,733)	-	-	-	1
Accrued Preferred Div.	-	-	-	-	-	-	-	-	(191)	(191)
Shares issued for financing cost	-	-	1,458,000	1,458	348,000	348	99,754	-	-	101,560
Shares issued for Accrued interest	-	-	200,000	200	(200,000)	(200)	-	-	-	-
Shares issued for conversion of notes & int.	-	-	122,286,961	122,289	(3,615,520)	(3,615)	4,003,564	-	-	4,122,237
Stock compensation	-	-	2,500,000	2,500	(2,000,000)	(2,000)	29,000	-	-	29,500
Shares issued for payables	-	-	748,086	748	-	-	43,799	-	-	44,547
Employee Option Expense	-	-	-	-	-	-	43,660	-	-	43,660
Warrant Compensation	-	-	-	-	-	-	131,511	-	-	131,511

Net Loss	—	-	-	-	-	-	-	-	(994,456)	(994,456)
Balance, July 31, 2009	125	$12,500	308,656,684	$308,657	1,541,002	$1,541	$25,220,953	$-	$(28,141,694)	$(2,598,043)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JULY 31, 2009 AND 2008
(UNAUDITED)

	Three Months Ended
	July 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(994,456)	$(1,709,042)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,663	61,083
Allowance for loss reserve	(38,992)	(1,330)
Amortization of deferred revenue	(1,350)	(3,850)
Amortization of beneficial conversion features	-	318,182
Equity based compensation	204,671	770,364
Stock based financing cost	101,560	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest receivable	(10,149)	(6,256)
Prepaid expenses and other assets	(41,442)	(26,927)
Restricted cash	77,214	(9,598)
Increase (decrease) in:
Accounts payable and accrued expenses	257,138	(119,086)
Net cash provided by (used) in operating activities	(414,143)	(726,458)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Proceeds from (Payments for) motorcycles and other vehicles	103,713	242,511
Net Purchases from (payments for) of RISC contracts	566,223	(393,354)
Net cash provided by (used in) investing activities	669,935	(150,843)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	50,000	-
Proceeds from (payments to) notes from senior lender	(566,105)	107,147
Net Proceeds from (payments on) convertible notes	-	842,500
Net Proceeds from (payments on) other notes	298,399	(84,000)
Net Loan proceeds from other related parties	-	7,500
Net cash provided by (used in )financing activities	(217,706)	873,147

Net Increase (decrease) in cash	38,086	(4,154)

Cash and cash equivalents, beginning of period	$(54,349)	$68,642
Cash and cash equivalents, end of period	$(16,261)	$64,488

Cash paid for:
Interest	$118,077	$103,142
Income taxes	$-	$993

Non-Cash Transactions:
Common stock issued in exchange for previously incurred debt and others	$4,170,400	700,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of July 31, 2009 and for the three month periods ended July 31, 2009 and 2008 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-Q and Regulation S-K and Form 10-QSB and Regulation S-B. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The Company believes that the disclosures provided are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and explanatory notes for the year ended April 30, 2009 as disclosed in the Company’s 10-K for that year as filed with the SEC, as it may be amended.

On December 10, 2008, the Company formed Sparta Funding, LLC (“Sparta Funding”), a Delaware limited liability company, for which the Company is the sole member. Sparta Funding was formed as a special purpose company to borrow funds from DZ Bank (see Part II, Item 1A).

The results of the three months ended July 31, 2009 are not necessarily indicative of the results to be expected for the full year ending April 30, 2010.

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company originates leases on new and used motorcycles and other powersports vehicles from motorcycle dealers throughout the United States. The Company’s leases are accounted for as either operating leases or direct financing leases. At the inception of operating leases, no lease revenue is recognized and the leased motorcycles, together with the initial direct costs of originating the lease, which are capitalized, appear on the balance sheet as “motorcycles under operating leases-net”. The capitalized cost of each motorcycle is depreciated over the lease term, on a straight-line basis, down to the Company’s original estimate of the projected value of the motorcycle at the end of the scheduled lease term (the “Residual”). Monthly lease payments are recognized as rental income. Direct financing leases are recorded at the gross amount of the lease receivable (principal amount of the contract plus the calculated earned income over the life of the contract), and the unearned income at lease inception is amortized over the lease term.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

The Company purchases Retail Installment Sales Contracts (“RISC”) from motorcycle dealers. The RISCs are secured by liens on the titles to the vehicles. The RISCs are accounted for as loans. Upon purchase, the RISCs appear on the Company’s balance sheet as RISC loan receivable current and long term. Interest income on these loans is recognized when it is earned.

The Company realizes gains and losses as the result of the termination of leases, both at and prior to their scheduled termination, and the disposition of the related motorcycle. The disposal of motorcycles, which reach scheduled termination of a lease, results in a gain or loss equal to the difference between proceeds received from the disposition of the motorcycle and its net book value. Net book value represents the residual value at scheduled lease termination. Lease terminations that occur prior to scheduled maturity as a result of the lessee’s voluntary request to purchase the vehicle have resulted in net gains, equal to the excess of the price received over the motorcycle’s net book value.

Early lease terminations also occur because of (i) a default by the lessee, (ii) the physical loss of the motorcycle, or (iii) the exercise of the lessee’s early termination. In those instances, the Company receives the proceeds from either the resale or release of the repossessed motorcycle, or the payment by the lessee’s insurer. The Company records a gain or loss for the difference between the proceeds received and the net book value of the motorcycle.

The Company charges fees to manufacturers and other customers related to creating a private label version of the Company’s financing program including web access, processing credit applications, consumer contracts and other related documents and processes.

The Company evaluates its operating and retail installment sales leases on an ongoing basis and has established reserves for losses, based on current and expected future experience.

Inventories

Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

Website Development Costs

The Company recognizes website development costs in accordance with Emerging Issue Task Force ("EITF") No. 00-02, "Accounting for Website Development Costs." As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life. Costs associated with repair or maintenance for the website are included in cost of net revenues in the current period expenses.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. As a result of implementing FIN 48, there has been no adjustment to the Company’s financial statements and the adoption of FIN 48 did not have a material effect on the Company’s consolidated financial statements for the year ending April 30, 2009 or the three months ended July 31, 2009.

Fair Value Measurements

Effective May 1, 2009, the Company adopted SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 establishes a three-level fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets the lowest priority to unobservable inputs to fair value measurements of certain assets and Liabilities. The three levels of the fair value hierarchy under SFAS 157 are described below:

•
Level 1 — Quoted prices for identical instruments in active markets. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain securities that are highly liquid and are actively traded in over-the-counter markets.

•
Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value measurements. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques based on significant unobservable inputs, as well as management judgments or estimates that are significant to valuation.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. For some products or in certain market conditions, observable inputs may not always be available.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

In accordance with SFAS 144, long-lived assets, such as property, equipment, motorcycles and other vehicles and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows or quoted market prices in active markets if available, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At July 31, 2009 and April 30, 2009, the Company has no items of other comprehensive income.

Segment Information

The Company does not have separate, reportable segments under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Stock Based Compensation

The Company adopted SFAS No. 123(R) during third quarter of Fiscal year 2006, which no longer permits the use of the intrinsic value method under APB No. 25. The Company is recording the compensation expense on a straight-line basis, generally over the explicit service period of three to five years.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Operations. The Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Allowance for Losses

The Company has loss reserves for its portfolio of Leases and for its portfolio of Retail Installment Sales Contracts (“RISC”). The allowance for Lease and RISC losses is increased by charges against earnings and decreased by charge-offs (net of recoveries). To the extent actual credit losses exceed these reserves, a bad debt provision is recorded; and to the extent credit losses are less than the reserve, additions to the reserve are reduced or discontinued until the loss reserve is in line with the Company’s reserve ratio policy. Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past lease and RISC experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current economic conditions. The Company periodically reviews its Lease and RISC receivables in determining its allowance for doubtful accounts.

The Company charges-off receivables when an individual account has become more than 120 days contractually delinquent. In the event of repossession, the asset is immediately sent to auction or held for release.

Property and Equipment

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives. Estimated useful lives of major depreciable assets are as follows:
Leasehold improvements	3 years
Furniture and fixtures	7 years
Website costs	3 years
Computer Equipment	5 years

Advertising Costs

The Company follows a policy of charging the costs of advertising to expenses incurred. During the three months ended July 31, 2009 and the year ended April 30, 2009, the Company incurred no advertising costs.

Net Loss Per Share

The Company uses SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. The Company computes basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Per share basic and diluted net loss attributable to common stockholders amounted to $0.01 and $0.01 for the quarters ended July 31, 2009 and 2008, respectively. At July 31, 2009 and 2008, 35,672,510 and 30,302,766 potential shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

Liquidity

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $994,456 and $4,921,846 during the three months ended July 31, 2009 and the year ended April 30, 2009, respectively. The Company’s liabilities exceed its assets by $2,598,044 as of July 31, 2009.

Reclassifications

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

Recent Accounting Pronouncements

In May of 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement will require no changes in the Company’s financial reporting practices.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). This Statement is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. We adopted SFAS No. 165 in the first quarter of fiscal 2010 and it did not result in significant changes to reporting of subsequent events either through recognition or disclosure.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162" ("SFAS 168"). SFAS 168 establishes the FASB Accounting Standards Codification ("ASC") as the source of authoritative accounting principles recognized by the FASB. Following this statement, the FASB will issue new standards in the form of Accounting Standards Updates ("ASUs"). SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and therefore is effective in the second quarter of fiscal 2010. The issuance of SFAS 168 will not change GAAP and therefore the adoption of SFAS 168 will only affect the specific references to GAAP literature in the notes to the consolidated financial statements.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE B - MOTORCYCLES UNDER OPERATING LEASE

Motorcycles and other vehicles under operating leases at July 31, 2009 and April 30, 2009 consist of the following:

	July 31,	April 30,
	2009	2009
Motorcycles and other vehicles	$807,296	$911,008
Less: accumulated depreciation	(238,490)	(256,485)
Motorcycles and other vehicles, net of accumulated depreciation	568,806	654,523
Less: estimated reserve for residual values	(28,040)	(32,726)
Motorcycles and other vehicles under operating leases, net	$540,766	$621,797

Depreciation expense was $27,183 and $173,337 for the quarter ended July 31, 2009 and the year ended April 30, 2009, respectively. Depreciation expense for the quarter ended July 31, 2008 was $56,603.

NOTE C - INVENTORY

Inventory is comprised of repossessed vehicles and vehicles which have been returned at the end of their lease. Inventory is carried at the lower of depreciated cost or market, applied on a specific identification basis. At July 31, 2009 the Company had repossessed vehicles valued at market of $15,116. At April 30, 2009, the Company had repossessed vehicles of value $12,514.

NOTE D - RETAIL (RISC) LOAN RECEIVABLES

RISC loan receivables, which are carried at cost, were $2,917,027 and $3,483,250 at July 31, 2009 and April 30, 2009, respectively, including deficiency receivables of $46,409 and $122,554, respectively. The following is a schedule by years of future principal payments related to these receivables. Certain of the assets are pledged as collateral for the note described in Note F.

Year ending July 31,
2010	$881,215
2011	932,295
2012	768,746
2013	333,875
2014	896
$2,917,027

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment at July 31, 2009 and April 30, 2009 consist of the followings:

	July 31, 2009	April 30, 2009
Computer equipment, software and furniture	$191,247	$191,247
Less: accumulated depreciation and amortization	(152,385)	(147,905)
Net property and equipment	$38,862	$43,342

Depreciation expense was $4,480 and $17,919 for the quarter ended July 31, 2009 and the year ended April 30, 2009, respectively. Depreciation and amortization expense for the quarter ended July 31, 2008 was $4,480.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE F - NOTES PAYABLE - SENIOR LENDER

(c)
The Company finances certain of its leases through a third party. The repayment terms are generally one year to five years and the notes are secured by the underlying assets. The weighted average interest rate at July 31, 2009 is 10.47%.

(d)
On October 31, 2008, the Company purchased certain loans secured by a portfolio of secured motorcycle leases (“Purchased Portfolio”) for a total purchase price of $100,000.  The Company paid $80,000 at closing and agreed to pay the remaining $20,000 upon receipt of additional Purchase Portfolio documentation.  Proceeds from the Purchased Portfolio start accruing to the Company beginning November 1, 2008.

To finance the purchase, the Company issued a $150,000 Senior Secured Note dated October 31, 2008 (“Senior Secured Note”) in exchange for $100,000 from the Senior Secured Note holder.  Terms of the Senior Secured Note require the Company to make semi-monthly payments in amounts equal to all net proceeds from Purchased Portfolio lease payments and motorcycle asset sales received until the Company has paid $150,000 to the Senior Secured Note holder.  The Company is obligated to pay any remainder of the Senior Secured Note by November 1, 2009 and has granted the Senior Secured Note holder a security interest in the Purchased Portfolio.

Once the Company has paid $150,000 to the Senior Secured Note holder from Purchased Portfolio proceeds, the Company is obligated to pay fifty percent of all net proceeds from Purchased Portfolio lease payments and motorcycle asset sales until the Company and the Senior Secured Note holder mutually agree the Purchase Portfolio has no remaining proceeds.

As of July 31, 2009, the Company carries the Purchased Portfolio at $54,695 representing its $100,000 cost, which is less than its estimated market value, less collections through the period. The Company carries the liability for the Senior Secured Note at $105,012, which is net of note reductions and is net of $12,500 in deferred financing costs that will be amortized over the estimated term of the Senior Secured Note.

At July 31, 2009, the notes payable mature as follows:

12 months ended July 31,	Amount
2010	$1,112,267
2011	942,019
2012	767,474
2013	305,318
2014	152
Total	$3,127,230

Notes payable to Senior Lenders at April 30, 2009 were $3,694,838.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE G – NOTES PAYABLE

Notes Payable	July 31, 2009	April 30, 2009
Convertible notes (a)	$689,500	$4,055,560
Notes payable (b)	535,000	547,500
Bridge loans (c)	176,000	176,000
Collateralized note (d)	220,000	220,000
Convertible note (e)	103,399	103,399
Total	$1,723,899	$5,102,458

NOTE G – NOTES PAYABLE (continued)

(a)
As of July 31, 2009, the Company had outstanding convertible unsecured and convertible demand notes with an original aggregate principal amount of $649,500, which accrue interest ranging from 6% to 10% per annum.  All of the notes are current. The majority of the notes are convertible into shares of common stock, at the Company’s option, ranging from $0.013 to $0.08 per share.  The Company had outstanding notes that are convertible, at the holder’s option, of $223,399 with a conversion prices ranging from $0.02 to $0.06 per share. The holders of these later notes have agreed to contingently convert their notes plus accrued interest into shares of the Company’s common stock upon the Company’s ability to meet all conditions precedent to begin drawing down on the DZ Bank’s credit facility.  The balance of the notes are convertible at the Company’s option.

(b)
As of July 31, 2009, the Company had outstanding unsecured notes with an original principal amount of $535,500, which accrues interest ranging from 6% to 12% per annum of which $100,000 was past due with the remaining notes maturing by September 2009. In August 2009, $17,500 of the notes plus accrued interest were converted into shares of the Company’s common stock.  The holder of an additional $25,000 in notes has agreed to convert his note and the accrued interest thereon into shares of the Company’s common stock.  Note holders with outstanding balances totaling $235,000, which are current, have agreed to contingently convert their notes plus accrued interest into shares of the Company’s common stock upon the Company’s ability to meet all conditions precedent to begin drawing down on the DZ Bank’s credit facility.

(c)
During the year ended April 30, 2007, the Company sold to five accredited investors bridge notes in the aggregate amount of $275,000. The bridge notes were originally scheduled to expire on various dates through November 30, 2006, together with simple interest at the rate of 10%. The notes provided that 100,000 shares of the Company's unregistered common stock are to be issued as “Equity Kicker” for each $100,000 of notes purchased, or any prorated portion thereof. The Company had the right to extend the maturity date of notes for 30 to 45 days, in which event the lenders were entitled for “additional equity” equal to 60% of the “Equity Kicker” shares. In the event of default on repayment by the Company, the notes provided for a 50% increase in the “Equity Kicker” and the “Additional Equity” for each month, as penalty, that such default has not been cured, and for a 20% interest rate during the default period.  The repayments, in the event of default, of the notes are to be collateralized by certain security interest.  The maturity dates of the notes were subsequently extended to various dates between December 5, 2006 to December 30, 2006, with simple interest rate of 10%, and Additional Equity in the aggregate amount of 165,000 unregistered shares of common stock to be issued. Thereafter, the Company was in default on repayment of these notes.  During the year ended April 30, 2009, $99,000 of these loans was repaid. The holder of one remaining note for $100,000 plus the accrued interest thereon has agreed to convert into shares of the Company’s common stock.  The holders of the remaining $76,000 notes have agreed to contingently convert those notes plus accrued interest into shares of the Company’s common stock upon the Company’s ability to meet all conditions precedent to begin drawing down on the DZ Bank credit facility.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE G – NOTES PAYABLE (continued)

(d)
During the year ended April 30, 2009, the Company sold a secured note in the amount of $220,000. The notes bore 12.46% simple interest. The note matures on October 29, 2010 and was secured by a second lien on a pool of motorcycles.  In July 2009, the note holder agreed to convert the note and all accrued interest thereon into shares of the Company’s common stock.

(e)
On September 19, 2007, the Company sold to one accredited investor for the purchase price of $150,000 securities consisting of a $150,000 convertible debenture due December 19, 2007, 100,000 shares of unregistered common stock, and 400,000 common stock purchase warrants. The debentures bear interest at the rate of 12% per year compounded monthly and are convertible into shares of the Company's common stock at $0.0504 per share. The warrants may be exercised on a cashless basis and are exercisable until September 19, 2007 at $0.05 per share. In the event the debentures are not timely repaid, the Company is to issue 100,000 shares of unregistered common stock for each thirty day period the debentures remain outstanding. The Company has accrued interest and penalties as per the terms of the note agreement.  In May, 2008, the Company repaid $1,474 of principal and $3,526 in accrued interest. Additionally, from April 26, 2008 through April 30, 2009, a third party to the note paid, on behalf of the Company, $41,728 of principal and $15,272 in accrued interest on the note, and the note holder converted $3,399 of principal and $6,601 in accrued interest into 200,000 shares of the Company’s common stock.  As of July 31, 2009, the balance outstanding was past due.

NOTE H - LOANS PAYABLE TO RELATED PARTIES

At July 31, 2009 and April 30, 2009, included in accounts receivable, are $169 and $169, respectively, due from American Motorcycle Leasing Corp., a company controlled by a director and formerly controlled by the Company's Chief Executive Officer, for the purchase of motorcycles.

NOTE I - FAIR VALUE MEASUREMENTS

The following table sets forth certain liabilities as of July 31, 2009 which are measured at fair value on a recurring basis by level within the fair value hierarchy. As required by SFAS No. 157, these are classified based on the lowest level of input that is significant to the fair value measurement, (in thousands):

(in thousands)	Level 1	Level 2	Level 3
RISC Loan receivables	$	$2,716,084	$-
Senior secured notes payable			$3,127,230
Loans payable-related party			$378,260
Notes payable			$1,723,899

NOTE J - EQUITY TRANSACTIONS

The Company is authorized to issue 10,000,000 shares of preferred stock with $0.001 par value per share, of which 35,850 shares have been designated as Series A Redeemable Preferred Stock with a $100 stated value per share, and 1,000 shares have been designated as Series B Preferred Stock with a $10,000 stated value per share, and 340,000,000 shares of common stock with $0.001 par value per share. The Company had 125 and 125 shares of Series A Redeemable Preferred Stock issued and outstanding as of July 31, 2009, and April 30, 2009, respectively.  No shares of Series B Preferred stock had been issued as of July 31, 2009. The Company has 308,656,684 and 170,730,064 shares of common stock issued and outstanding as of July 31, 2009, and April 30, 2009, respectively.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE J - EQUITY TRANSACTIONS (continued)

Series A Redeemable Preferred Stock

During the quarter ended July 31, 2009, 10,733,974 common shares previously recorded as shares to be issued for conversion of preferred were issued.

Series B Preferred Stock

On July 24, 2009, the Company designated 1,000 shares as Series B Preferred Stock.  The Series B shares, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank senior to the Company’s common stock and any other class or series of preferred stock, and junior to all of the Company’s existing and future indebtedness.  The Series B shares accrue dividends at an annual rate of 10%.  Accrued dividends are payable upon redemption of the Series B shares.  The Company’s common stock may not be redeemed while Series B shares are outstanding.  The Series B certificate of designations provides that, without the approval of a majority of the Series B shares, the Company cannot authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B shares, liquidate, dissolve or wind-up the Company’s business and affairs, or effect certain fundamental corporate transactions, or otherwise alter or change adversely the powers, preferences or rights given to the Series B shares.  The Series B shares have a liquidation preference per share equal to the original price per share thereof plus all accrued and unpaid dividends thereon upon liquidation, including upon consummation of certain fundamental corporate transactions, dissolution, or winding up of the Company’s company.  The Series B shares are redeemable at the Company’s option on or after the fifth anniversary of the date of its issuance.

On July 29, 2009, the Company entered into a Preferred Stock Purchase Agreement with Optimus Capital Partners, LLC, an unaffiliated investment fund.  Under the agreement, Optimus is committed to purchase up to $5,000,000 of the Company’s Series B Preferred Stock for a one year period.  From time to time, the Company may send a notice requiring Optimus to purchase shares of the Company’s Series B Preferred Stock, subject to satisfaction of certain closing conditions.  Optimus will not be obligated to purchase the Series B Preferred Stock (i) in the event the closing price of the Company’s common stock during the nine trading days following delivery of a purchase notice falls below 75% of the closing price on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in Optimus and its affiliates beneficially owning more than 9.99% of the Company’s common stock.

The Company agreed to file after each drawn down, and to seek and maintain effectiveness of, a registration statement covering the shares underlying the issued warrants. On the earlier of the first draw down or 6 months from the date of the agreement, the Company are to pay a non-refundable commitment fee of $250,000.00 to Optimus. Pursuant to a concurrent transaction, Optimus may borrow up to 33,990,000 shares of the Company’s common stock from several of the Company’s non-affiliated stockholders.  On July 31, 2009, pursuant to the agreement, the Company requested Optimus to purchase 90 shares of the Company’s Series B Preferred Stock valued at $900,000 and issued 13,500,000 five year warrants to purchase 13,500,000 shares of common stock at $0.09 per share.  On August 14, 2009, the Company sold to Optimus 90 shares of Series B Preferred Stock for gross proceeds of $900,000.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE J - EQUITY TRANSACTIONS (continued)

On the date of delivery of each purchase notice under the agreement, the Company will also issue to Optimus five-year warrants to purchase the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the trading day prior to the delivery date of the notice. The number of shares issuable upon exercise of the warrant will be equal in value to 135% of the purchase price of the Series B Preferred Stock to be issued in respect of the related notice.  Each warrant will be exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of common stock issuable upon exercise of such warrant becomes effective and (ii) the date that is six months after the issuance date of such warrant.

Common Stock

During the quarter ended July 31, 2009 and the quarter ended July 31, 2008, the Company expensed $43,660 and $67,249, respectively, for non-cash charges related to stock and option compensation expense.

During the quarter ended July 31, 2009:

•
the Company sold 1,007,049 shares of its common stock for $50,000, the shares were classified as to be issued as of July 31, 2009 and issued three year warrants to purchase 1,007,049 shares of its common stock exercisable at $0.15 per share;

•
the Company issued, pursuant to penalty provisions of notes, 1,458,000 shares of unregistered common stock, valued at $101,560 ;the Company issued, pursuant to the terms of a note, 200,000 shares of its common stock in payment of $6,600 in accrued interest and $3,400 for principal reduction of the note;

•
the Company issued 122,286,961 shares of unregistered common stock, (of which 3,615,520 had been classified as shares to be issued as of April 30, 2009) valued at $4,122,237, upon conversion of $3,708,058 in convertible notes  and accrued interest resulting in an increase in additional-paid-in capital of $4,003,564;

•
the Company issued, pursuant to a consulting agreement, 2,500,000 shares of its common stock valued at $29,500 (2,000,000 of these shares has been carried as shares to be issued as of April 30, 2009); and

•	the Company issued 748,086 shares of common stock under its 2009 Consultant Stock Plan in satisfaction of accounts payable of $44,547.

On August 14, 2009, the Company filed a Schedule 14C with the Securities and Exchange Commission, and at the same time notified the Company’s shareholders via an Information Statement, that in April, 2009, the holders of a majority of votes represented by the issued and outstanding shares of the Company common stock, at that time, by means of a written consent in lieu of a special meeting of the stockholders, voted in favor of amending the Company’s Articles of Incorporation to increase the authorized number of shares of the Common Stock from 340,000,000 to 750,000,000. This increase in authorized shares of common stock will become effective on such date as the Company files a related Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada.

On May 1, 2009, the Company adopted its 2009 Consultant Stock Plan.  The plan provides for the issuance of up to 10,000,000 shares of the Company’s common stock, pursuant to stock awards, to eligible consultants.  The plan is effective for ten years from its adoption.

SPARTA COMMERCIAL SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009
(UNAUDITED)

NOTE K - SUBSEQUENT EVENTS

In accordance with SFAS No. 165, the Company has evaluated subsequent events through the date of this filing.

In August 2009, the Company issued 100,000 shares of common stock pursuant to a 10% bridge note issued in December 2008.

In August 2009, the Company issued 660,000 shares of common stock pursuant to penalty provisions of certain of the Company’s outstanding notes.

In August and September 2009, $237,500 of the Company’s notes and accrued interest thereon were converted into 7,365,753 shares of common stock

In September 2009, pursuant to a March 2009 consulting agreement, the Company issued 500,000 shares of its common stock.

NOTE L - GOING CONCERN MATTERS

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period October 1, 2001 (date of inception) through July 31, 2009, the Company incurred loss of $28,141,694. Of these losses, $994,456 was incurred in the quarter ending July 31, 2009 and $1,709,042 in the quarter ending July 31, 2008. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the Company’s efforts will be successful. However, there can be no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company’s management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated. The actual amounts of such fees and expenses will be determined from time to time.

SEC Registration Fee	$50
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	5,000
Printing Expenses	1,000
Miscellaneous Expenses	950
Total	$57,000

Item 14.	Indemnification of Directors and Officers

Under the Nevada Revised Statutes and our Amended Articles of Incorporation, the Registrant’s directors and officers will have no individual liability to the Registrant or its stockholders or creditors for any damages resulting from the officer’s or director’s act or failure to act in his or her capacity as an officer or director unless it is proven that (i) the officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and (ii) the officer’s or director’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The effect of this statute and the Registrant’s Amended Articles of Incorporation is to eliminate the individual liability of our officers and directors to the corporation or its stockholders or creditors, unless any act or failure to act of an officer or director meets both situations listed in (i) and (ii) above.

The Registrant’s Amended Articles of Incorporation provide for the indemnification of its officers and directors to the maximum extent permitted by Nevada law. The Nevada Revised Statutes also provide that a corporation may indemnify any officer or director who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director if (i) there was no breach by the officer or director of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or (ii) the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Item 15.	Recent Sales of Unregistered Securities

(1)   Stock Option Grants

During the three years ended October 15, 2009, the Registrant issued compensatory options to purchase 6,555,000 shares of its common stock, at exercise prices ranging from $0.10 to $0.605 per share to various employees and directors pursuant to its various employee benefit plans. The granting of such stock options to the Registrant’s employees and directors was not registered under the Securities Act of 1933 (the “Securities Act”), because the stock options were offered and sold in transactions not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2).

(2)   Other Privately Issued Securities

During the three years ended October 15, 2009, the Registrant issued the following securities pursuant to an exemption under the Securities Act:

A.
On August 14, 2009, the Registrant issued 90 shares of Series B Preferred Stock and warrants to purchase 13,500,000 shares of common stock for an aggregate consideration of $900,000. The warrants are exercisable at $0.09 per share on the earlier of (i) the date on which a registration statement registering for resale the shares of common stock issuable upon exercise of such warrant becomes effective and (ii) the date that is six months after the issuance date of such warrant. The Registrant paid the investor a one-time commitment fee of $250,000 and a closing fee of $5,000. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

B.
During July, August and September 2009, Registrant, at its option, or with agreement of note holders, converted $4,001,859 aggregate principal amount of its outstanding 6%, 6.5%, 8%, 9% and 10% notes and convertible promissory notes and accrued interest thereon held by its existing stockholders into an aggregate of 126,669,113 shares of common stock. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

C.
From November 2006 through June 2008, the Registrant sold to forty accredited investors six month unsecured notes in the aggregate amount of $2,047,858. All notes bore 6% simple interest, payable in cash or shares, at the Registrant’s option, with principal and accrued interest payable at maturity. Should the Registrant opt to convert these notes at maturity, these notes will be convertible into shares of common stock at a price equal to a 40% discount from the lowest closing price of the Registrant’s common stock for the five trading days immediately preceding the receipt of funds by the Registrant from the respective purchasers of the notes. All notes matured in six months and were extended on various dates through March 20, 2009. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

Repayments in the amount of $5,200 were made on a $15,000 note during the fiscal year ended April 30, 2009. All of the remaining notes plus accrued interest were converted into shares of the Registrant’s common stock between December 2008 and September 2009. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

D.
During September 2009, the Registrant sold 1,409,869 shares of common stock and three-year warrants to purchase 1,409,869 shares of common stock at an exercise price of $0.15 per share. These securities were sold to three accredited investors for an aggregate purchase price of $70,000.

E.
From June 2008 through November 2008, the Registrant sold to nine accredited investors six month unsecured notes in the aggregate amount of $410,000. All notes bore 6.5% simple interest, payable in cash or shares, at the Registrant’s option, with principal and accrued interest payable at maturity. Should the Registrant opt to convert these notes at maturity, these notes will be convertible into shares of common stock at a price equal to a 40% discount from the lowest closing price of the Registrant’s common stock for the five trading days immediately preceding the receipt of funds by the Registrant from the respective purchasers of the notes. All notes matured in six months and were extended on various dates through May 20, 2009. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

All of the notes plus accrued interest were converted into shares of the Registrant’s common stock in July 2009. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

F.
From June 2008 through August 2009, the Registrant sold to eighteen accredited investors four month unsecured notes in the aggregate amount of $874,500. All notes bore 8% simple interest, payable in cash or shares, at the Registrant’s option, with principal and accrued interest payable at maturity. Should the Registrant opt to convert these notes at maturity, these notes will be convertible into shares of common stock at a price equal to a 40% discount from the lowest closing price of the Registrant’s common stock for the five trading days immediately preceding the receipt of funds by the Registrant from the respective purchasers of the notes. Additionally, ten of the notes had three-year warrants attached to purchase 5,647,708 shares of the Registrant’s common stock at $0.15 per share. The securities were not registered under the Securities Act because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

All of the notes plus accrued interest were converted into shares of the Registrant’s common stock between July 2009 and September 2009. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

G.
From October 2008 through November 2008, the Registrant sold to four accredited investors four month unsecured notes in the aggregate amount of $55,000. All notes bore 10% simple interest, payable in cash or shares, at the Registrant’s option, with principal and accrued interest payable at maturity. Should the Registrant opt to convert these notes at maturity, these notes will be convertible into shares of common stock at a price equal to a 40% discount from the lowest closing price of the Registrant’s common stock for the five trading days immediately preceding the receipt of funds by the Registrant from the respective purchasers of the notes. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

All of the notes plus accrued interest were converted into shares of the Registrant’s common stock in July 2009. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

H.
From May 2008 through May 2009, the Registrant sold to three accredited investors six month unsecured notes in the aggregate amount of $370,000. All notes bore 10% simple interest, payable in cash or shares, at the holder’s option, with principal and accrued interest payable at maturity. The notes are convertible at the option of the holder into shares of common stock at a price equal to a 40% discount from the lowest closing price of the Registrant’s common stock for the five trading days immediately preceding the receipt of funds by the Registrant from the respective purchasers of the notes. All notes matured in six months and were extended on various dates through September 30, 2009. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

In August 2008, a payment of $50,000 was made on one note in the original amount of $250,000. The remaining principal balance and accrued interest on this note were converted into shares of the Registrant’s common stock in July 2009. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

I.
On September 19, 2007, the Registrant sold to one accredited investor for the purchase price of $150,000 securities consisting of a $150,000 convertible debenture due December 19, 2007, 100,000 shares of unregistered common stock, and warrants to purchase 400,000 shares of the Registrant’s common stock. The debenture bears interest at the rate of 12% per year compounded monthly, payable in cash, and is convertible into shares of the Registrant's common stock at $0.0504 per share. The warrants may be exercised on a cashless basis and were exercisable until September 19, 2009, at $0.05 per share. In the event the debenture was not timely repaid, the Registrant would have to issue 100,000 shares of unregistered common stock for each thirty day period the debenture remained outstanding. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

During the year ended April 30, 2009, $3,399 of principal and $6,601 in accrued interest were converted into 200,000 shares of the Registrant’s common stock. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

J.
In April 2007 and January 2008, the Registrant sold to two accredited investors six month unsecured notes in the aggregate amount of $75,000. All notes bore 6% simple interest, payable in cash or shares, at the holder’s option, with principal and accrued interest payable at maturity. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

K.
From April 2007 to July 2009, the Registrant sold to ten accredited investors six month unsecured notes in the aggregate amount of $570,000. All notes bore 10% simple interest, payable at maturity. All notes matured in six months and were extended on various dates through September 30, 2009. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

Between October 2008 and September 2009, $247,500 principal amount of notes and accrued interest were converted into shares of the Registrant’s common stock. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

L.
In August and September 2008, the Registrant sold to two accredited investors six month unsecured notes in the aggregate amount of $170,000. All notes bore 12% simple interest, payable at maturity. All notes matured in six months and were extended on various dates through September 30, 2009. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

M.
From March 2007 through June 2009, the Registrant sold to one accredited investor various unsecured demand notes in the aggregate amount of $832,000. All notes bore 8% simple interest, payable in cash or shares, at the holder’s option. The notes are convertible at the option of the holder into shares of common stock at a price equal to a 40% discount from the lowest closing price of the Registrant’s common stock for the five trading days immediately preceding the receipt of funds by the Registrant from the purchaser of the notes. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

In August 2009, $455,000 of the notes were converted into shares of the Registrant’s common stock. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

N.
From April 30, 2006, through November 30, 2006, the Registrant sold to five accredited investors bridge notes in the aggregate amount of $275,000. The bridge notes were originally scheduled to expire on various dates through November 30, 2006, together with simple interest at the rate of 10%, payable in cash. The notes provide that 100,000 shares of the Registrant's unregistered common stock are to be issued as an “Equity Kicker” for each $100,000 of notes purchased, or any prorated portion thereof. The Registrant had the right to extend the maturity date of notes for 30 to 45 days, in which event the lenders were entitled to “additional equity” equal to 60% of the “Equity Kicker” shares. In the event of default on repayment by the Registrant, the notes provided for a 50% increase in the “Equity Kicker” and the “Additional Equity” for each month, as penalty, that such default has not been cured, and for a 20% interest rate during the default period. The maturity dates of the notes were subsequently extended to various dates between December 5, 2006 to December 30, 2006, with simple interest at the rate of 10%, and Additional Equity in the aggregate amount of 165,000 unregistered shares of common stock to be issued. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

O.
During the year ended April 30, 2009, the Registrant sold a secured note in the amount of $220,000. The note bore 12.46% simple interest, payable in cash. The note was to mature on October 29, 2010, and was secured by a second lien on a pool of motorcycles. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

P.
The Registrant issued a $150,000 Senior Secured Note dated October 31, 2008 in exchange for $100,000. The terms of the Senior Secured Note require the Registrant to make semi-monthly payments in amounts equal to all net proceeds from certain lease payments and motorcycle asset sales. The Registrant is obligated to pay any remainder of the Senior Secured Note by November 1, 2009. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

Q.
From August 2006 through December 2008, the Registrant borrowed a total of $385,760 from two directors and two officers. The loans are in the form of non-interest bearing demand notes. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

R.
From November 2007 through September 17, 2009, the Registrant issued 9,762,500 shares of common stock, valued at $668,710, as additional costs related to loans received by the Registrant. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

S.
From December 2006 through September 2009, the Registrant issued three and five year warrants to purchase 26,920,944 shares of common stock at $0.11 per share in connection with various financings. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

T.
From September 2006 to September 2009, the Registrant issued 11,673,769 shares of common stock to six consultants, pursuant to consulting agreements. The shares have been valued at $860,000. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

U.
During October 2006, the Registrant issued 550,001 shares of common stock for shares subscribed for in November 2005. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

V.
During October 2006, the Registrant issued upon the exercise of outstanding warrants 641,476 shares of common stock for warrants exercised for $125,088. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

W.
In January and April 2009, the Registrant issued 500,000 shares of common stock to each of the four members of its Advisory Council. The shares were valued at $125,000. The securities were not registered under the Securities Act, because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

X.
In April and July 2009, the Registrant issued a total of 12,608,971 shares of its common stock upon the conversion of $1,967,000 of its Series A Redeemable preferred stock. The securities were not registered under the Securities Act, because such securities were exchanged with the Registrant’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, exempt from registration under the Securities Act pursuant to Section 3(a)(9).

Item 16.	Exhibits

The following is a list of exhibits filed herewith as part of the registration statement:

Exhibit Number	Description of Exhibit
3(i)(1)	Articles of Incorporation of Tomahawk Oil and Minerals, Inc. (Incorporated by reference to Exhibit 3(i) (1) of Form 10-KSB filed on August 13, 2004)
3(i)(2)	Certificate of Amendment of Articles of Incorporation, November 1983 (Incorporated by reference to Exhibit 3(i) (2) of Form 10-KSB filed on August 13, 2004)
3(i)(3)	Certificate of Amendment of Articles of Incorporation for name change, August 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on August 27, 2004)
3(i)(4)	Certificate of Amendment of Articles of Incorporation for increase in authorized capital, September 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on September 17, 2004)
3(i)(5)	Certificate of Amendment of Articles of Incorporation for decrease in authorized capital, December 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on December 23, 2004)
3(i)(6)	Certificate of Designation for Series A Redeemable Preferred Stock, December 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on January 4, 2005)
3(i)(7)	Certificate of Designation for Series B Preferred Stock (Incorporated by reference to Exhibit B to Preferred Stock Purchase Agreement, dated as of July 29, 2009 (see Exhibit 10.21 below))
3(i)(8) *	Certificate of Amendment of Articles of Incorporation for increase in authorized capital, September 21 2009
3(ii)(1)	By-laws (Incorporated by reference to Exhibit 3(ii) (1) of Form 10-KSB filed on August 13, 2004)
3(ii)(2)	By-laws Resolution (Incorporated by reference to Exhibit 3(ii) (2) of Form 10-KSB filed on August 13, 2004)
3(ii)(3)	Board of Directors Resolutions amending By-laws (Incorporated by reference to Exhibit 3(ii) of Form 10-QSB filed on December 15, 2004)

5.1	Opinion of Harley & Deickler LLP
10.1	Service Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
10.2	License Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
10.3	Amended License Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
10.4	Lease for office facilities (Incorporated by reference to Exhibit 10 of Form 10-QSB filed on December 15, 2004)
10.5	Form of Employment Agreement with Anthony Havens (Incorporated by reference to Exhibit 10.4 of Form 10-KSB filed on August 13, 2004)
10.6	Employment Agreement with Richard Trotter (Incorporated by reference to Exhibit 10 of Form 8-K filed on October 29, 2004)
10.7	Option Agreement with Richard Trotter (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 5, 2005)
10.8	Employment Agreement with Anthony W. Adler (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on October 2, 2006)
10.9	Stock Option Agreement with Jeffrey Bean, dated October 23, 2006 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on October 24, 2006)
10.10	2005 Stock Incentive Compensation Plan (Incorporated by reference to Exhibit 4 of Form 10-KSB filed on August 13, 2004)
10.11	2009 Consultant Stock Plan (Incorporated by reference to Exhibit 99.1 of Form S-8 filed on May 12, 2009)
10.12	Master Loan and Security Agreement - Motor Vehicles (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 28, 2005
10.13	Master Loan and Security Agreement (Installment Sale Contract) (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on July 28, 2005)
10.14	Form of Warrant included in Units (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on March 22, 2006)
10.15	Form of Loan Agreement, December 2005 (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on March 22, 2006)
10.16	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 4, 2006
10.17	Form of Promissory Note (Incorporated by reference to Exhibit 10.3 of Form 10-QSB filed on December 18, 2006)
10.18	Form of Promissory Note (Incorporated by reference to Exhibit 10.4 of Form 10-QSB filed on December 18, 2006)
10.19	Form of Convertible Debenture (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on December 21, 2007
10.20	Revolving Credit Agreement dated December 19, 2008 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on March 23, 2009)
10.21
Preferred Stock Purchase Agreement, dated as of July 29, 2009, by and among Sparta Commercial Services, Inc. and Optimus Capital Partners, LLC (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 30, 2009)

23.1	Consent of RBSM LLP
23.2	Consent of Harley & Deickler LLP (contained in their opinion included under Exhibit 5.1)

*	Previously filed as an exhibit to this registration statement

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)          That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)          That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant as described in Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in New York, New York, on the 26th day of October 2009.

SPARTA COMMERCIAL SERVICES, INC.

By:	/s/ Anthony L. Havens
Anthony L. Havens
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Anthony L. Havens	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	October 26, 2009
Anthony L. Havens

/s/ Anthony W. Adler	Executive Vice President, and Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 26, 2009
Anthony W. Adler

*	Vice President and Director	October 26, 2009
Sandra L. Ahman

*	Director	October 26, 2009
Kristian Srb

*	Director	October 26, 2009
Jeffrey Bean

*
Anthony L. Havens, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

October 26, 2009	/s/ Anthony L. Havens
Anthony L. Havens

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3(i)(1)	Articles of Incorporation of Tomahawk Oil and Minerals, Inc. (Incorporated by reference to Exhibit 3(i) (1) of Form 10-KSB filed on August 13, 2004)
3(i)(2)	Certificate of Amendment of Articles of Incorporation, November 1983 (Incorporated by reference to Exhibit 3(i) (2) of Form 10-KSB filed on August 13, 2004)
3(i)(3)	Certificate of Amendment of Articles of Incorporation for name change, August 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on August 27, 2004)
3(i)(4)	Certificate of Amendment of Articles of Incorporation for increase in authorized capital, September 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on September 17, 2004)
3(i)(5)	Certificate of Amendment of Articles of Incorporation for decrease in authorized capital, December 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on December 23, 2004)
3(i)(6)	Certificate of Designation for Series A Redeemable Preferred Stock, December 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on January 4, 2005)
3(i)(7)	Certificate of Designation for Series B Preferred Stock (Incorporated by reference to Exhibit B to Preferred Stock Purchase Agreement, dated as of July 29, 2009 (see Exhibit 10.21 below))
3(i)(8) *	Certificate of Amendment of Articles of Incorporation for increase in authorized capital, September 21 2009
3(ii)(1)	By-laws (Incorporated by reference to Exhibit 3(ii) (1) of Form 10-KSB filed on August 13, 2004)
3(ii)(2)	By-laws Resolution (Incorporated by reference to Exhibit 3(ii) (2) of Form 10-KSB filed on August 13, 2004)
3(ii)(3)	Board of Directors Resolutions amending By-laws (Incorporated by reference to Exhibit 3(ii) of Form 10-QSB filed on December 15, 2004)
5.1	Opinion of Harley & Deickler LLP
10.1	Service Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
10.2	License Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
10.3	Amended License Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
10.4	Lease for office facilities (Incorporated by reference to Exhibit 10 of Form 10-QSB filed on December 15, 2004)
10.5	Form of Employment Agreement with Anthony Havens (Incorporated by reference to Exhibit 10.4 of Form 10-KSB filed on August 13, 2004)
10.6	Employment Agreement with Richard Trotter (Incorporated by reference to Exhibit 10 of Form 8-K filed on October 29, 2004)
10.7	Option Agreement with Richard Trotter (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 5, 2005)
10.8	Employment Agreement with Anthony W. Adler (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on October 2, 2006)
10.9	Stock Option Agreement with Jeffrey Bean, dated October 23, 2006 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on October 24, 2006)
10.10	2005 Stock Incentive Compensation Plan (Incorporated by reference to Exhibit 4 of Form 10-KSB filed on August 13, 2004)
10.11	2009 Consultant Stock Plan (Incorporated by reference to Exhibit 99.1 of Form S-8 filed on May 12, 2009)
10.12	Master Loan and Security Agreement - Motor Vehicles (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 28, 2005
10.13	Master Loan and Security Agreement (Installment Sale Contract) (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on July 28, 2005)
10.14	Form of Warrant included in Units (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on March 22, 2006)
10.15	Form of Loan Agreement, December 2005 (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on March 22, 2006)
10.16	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 4, 2006
10.17	Form of Promissory Note (Incorporated by reference to Exhibit 10.3 of Form 10-QSB filed on December 18, 2006)
10.18	Form of Promissory Note (Incorporated by reference to Exhibit 10.4 of Form 10-QSB filed on December 18, 2006)
10.19	Form of Convertible Debenture (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on December 21, 2007
10.20	Revolving Credit Agreement dated December 19, 2008 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on March 23, 2009)
10.21
Preferred Stock Purchase Agreement, dated as of July 29, 2009, by and among Sparta Commercial Services, Inc. and Optimus Capital Partners, LLC (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 30, 2009)

23.1	Consent of RBSM LLP
23.2	Consent of Harley & Deickler LLP (contained in their opinion included under Exhibit 5.1)

*	Previously filed as an exhibit to this registration statement

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